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EXHIBIT  17(D)
                               MARKET STREET FUND

    SUPPLEMENT, DATED OCTOBER 29, 2002, TO THE PROSPECTUS, DATED MAY 1, 2002

At a special meeting on September 20, 2002, the Board of Trustees (the "Board") of Market Street Fund (the "Trust") approved an agreement and plan to reorganize each of the Trust's portfolios (the "Portfolios") into a series of the Gartmore Variable Insurance Trust (the "Reorganization"). At that meeting, the Board also appointed Gartmore Mutual Fund Capital Trust ("Gartmore") to act as investment adviser to each of the Portfolios on an interim basis.

The Board has called a shareholder meeting to take place on February 21, 2003, or shortly thereafter, to obtain shareholder approval of the Reorganization and a new investment advisory agreement between the Trust and Gartmore. Shareholders of record as of the close of business on December 1, 2002, or shortly thereafter, will be asked to vote on each of the following proposals:

1.   Approve  the  Reorganization;  and

2. Approve a new investment advisory agreement between the Trust and Gartmore for the Portfolios.

This supplement briefly tells you about the changes that will be made for each Portfolio if shareholders approve the proposals. The following descriptions summarize information described more fully in the Trust's proxy materials. If you wish to obtain more information about either of these proposals, including differences between the principal risks of the Portfolios and the series of the GVIT Trust, please call 1-800-688-5177.

THE  REORGANIZATION

On October 1, 2002, Nationwide Financial Services, Inc. ("NFS") acquired Provident Mutual Life Insurance Company ("PMLIC") in a sponsored demutualization (the "Acquisition"). PMLIC is now known as Nationwide Life Insurance Company of America. As a result of the Acquisition, NLICA became a wholly-owned subsidiary of NFS, and Providentmutual Life and Annuity Company of America ("PLACA"), a wholly-owned subsidiary of PMLIC, became Nationwide Life and Annuity Company of America ("NLACA").

As you know, Portfolio shares are currently available only through the purchase of variable life insurance contracts issued by NLICA and NLACA and the purchase of variable annuity contracts and variable life insurance contracts issued by National Life Insurance Company. As of May 1, 2002, Portfolio shares were no longer available through the purchase of variable annuity contracts offered by PMLIC and PLACA. On or about May 1, 2003, the variable life insurance contracts which use the Portfolios as underlying investment options will likely no longer be offered by NLICA and NLACA.

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                                        1

Gartmore, an affiliate of NFS, serves as the Portfolios' interim investment adviser. Gartmore also serves as the investment adviser for the GVIT Trust. As a result of the Acquisition, NFS has two separate mutual fund groups (the Trust and the GVIT Trust) competing as investment options for its variable life insurance contracts, each of which is advised by Gartmore. Also, there are similarities between the investment objectives and strategies of the Trust Portfolios and their corresponding investment portfolios (a "Fund") of the GVIT Trust. For these and other reasons, the Trust's Board believes the Reorganization is in the best interests of each Portfolio and has approved the Reorganization of each of the Portfolios into a Fund of the GVIT Trust.

If the Reorganization is approved, each Fund ("Acquiring Fund") would acquire all of the assets of the corresponding Portfolio ("Acquired Portfolio") in exchange for the Acquiring Fund's Class IV shares, which the Acquired Portfolio will distribute to the holders of its shares in exchange for such shares. After the Reorganization is completed, each Portfolio will be dissolved.

The  following  chart  shows  the  Acquired  Portfolio  and  its Acquiring Fund:




ACQUIRED PORTFOLIO            ACQUIRING FUND
------------------------------------------------------
Balanced Portfolio  J.P. Morgan GVIT Balanced Fund
------------------------------------------------------
Bond Portfolio . .  Gartmore GVIT Government Bond Fund
------------------------------------------------------


If shareholders do not approve the Reorganization with respect to a Portfolio, the assets and liabilities of that Portfolio will not be transferred to the corresponding Acquiring Fund and the obligations of that Portfolio under the Reorganization will not take effect. If the Reorganization is not approved by the shareholders of a particular Portfolio, the Board will consider other alternatives, including dissolution and liquidation of that Portfolio.

Upon completion of the Reorganization, subject to the supervision of the GVIT Trust's board of trustees, Gartmore will oversee the investment management of each of the Acquiring Funds and supervise their daily business affairs. While in some instances where the Acquired Portfolio used a "manager of managers" strategy, the Acquiring Fund may also use a "manager of managers" strategy; however, in other instances the Acquiring Fund may not use a "manager of managers" strategy.

Gartmore has represented to the Board that Gartmore will not increase the investment advisory fee rates payable by any Acquiring Fund for at least two years from the date of the Acquisition. In addition, Gartmore has agreed to cap the total annual operating expenses at 0.91% for Class IV shares of the J.P. Morgan GVIT Balanced Fund at least through October 1, 2004.

INTERIM  INVESTMENT  ADVISORY  AGREEMENT

Until October 1, 2002, Market Street Investment Management Company ("MSIM"), a wholly-owned subsidiary of NLICA, advised each Portfolio. At the September 20, 2002 Board meeting, the Board terminated the investment advisory agreement between the Trust and MSIM because of recent and anticipated departures of certain key MSIM personnel as a result of the Acquisition.

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                                        2

The Board appointed Gartmore to act as investment adviser to each of the Portfolios pursuant to an interim investment advisory agreement (the "Interim Advisory Agreement"). The terms and conditions of the Interim Advisory Agreement are identical in all material respects to the previous investment advisory agreement between the Trust and MSIM, including the investment advisory fee rate, except for date of effectiveness and certain provisions regarding termination and the escrow of fees. The Interim Advisory Agreement became effective on October 1, 2002, and will terminate on February 21, 2003 or upon shareholder approval of a new investment advisory agreement.

Gartmore, as interim investment adviser, will continue to use a "manager of managers" approach for managing the assets of the Portfolios. Using the "manager of managers" approach, Gartmore allocates each of the Portfolio's assets to one or more investment subadvisers who specialize in the investment strategies that are intended to assist the Portfolio in achieving that Portfolio's investment goal.

NEW  INVESTMENT  ADVISORY  AGREEMENT

At the September 20, 2002 Board meeting, the Board approved a new advisory agreement with Gartmore (the "New Advisory Agreement"). The New Advisory Agreement is identical in all material respects to the Interim Advisory Agreement, except for the New Advisory Agreement's date of effectiveness and the provisions regarding termination and the escrow of fees.

The New Advisory Agreement provides for the Agreement to become effective for each Portfolio on the date the Portfolio's shareholders approve the New Advisory Agreement. If approved by shareholders, the New Advisory Agreement would remain in effect, as to each Portfolio, until the earlier of February 21, 2005, or until the Reorganization's completion (currently anticipated to occur on or about April 30, 2003), unless otherwise terminated. Approval of the New Advisory Agreement by shareholders (and variable contract owners) would also permit Gartmore to continue to serve as investment adviser to each Portfolio until completion of the Reorganization of that Portfolio. If a Portfolio's shareholders do not approve the New Advisory Agreement, the Board will take appropriate action to arrange for alternative investment advisory arrangements for that Portfolio.

ADMINISTRATOR  AND  OTHER  SERVICE  PROVIDERS

- As of October 1, 2002, Gartmore SA Capital Trust ("GSA") serves as the Trust's administrator pursuant to a fund administration agreement between the Trust and GSA. Prior to October 1, 2002, PMLIC served as a Trust administrator pursuant to a fund administration agreement between the Trust and PMLIC, and BISYS Fund Services Ohio, Inc. ("BISYS") also served as a Trust administrator pursuant to a services agreement between the Trust and BISYS. As the administrator, GSA is responsible for providing administrative and fund accounting services related to the general business administration of the Trust and the Portfolios, as well as providing general oversight and supervision of the Trust's other service providers. GSA has the authority under the administration agreement to subcontract the services provided for under the administration agreement.

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                                        3

- As of October 1, 2002, BISYS provides certain administrative services to the Trust pursuant to a sub-service agreement between GSA and BISYS.

- As of October 1, 2002, Gartmore Investors Services, Inc. ("GISI"), serves as the Trust's transfer agent and dividend disbursing agent pursuant to a transfer agent and dividend disbursing agent agreement with the Trust. As of October 1, 2002, BISYS provides certain transfer agency services to the Trust pursuant to the sub-service agreement between GSA and BISYS. Prior to October 1, 2002, BISYS served as the Trust's transfer agent and dividend disbursing agent pursuant to a services agreement directly with the Trust.

-    Fifth  Third  Bank  continues  to  serve  as  the  Trust's  custodian.

- At the September 20, 2002 Board meeting, the Board approved an administrative services plan pursuant to which the Trust may pay fees to entities that provide administrative services to the Portfolios. As authorized by the administrative services plan, the Trust, on behalf of the Portfolios, has entered into agreements with NLICA and NLACA, effective October 1, 2002. (These administrative service agreements do not replace the prior administration agreement between the Trust and PMLIC.) Under these new administrative service agreements, NLICA and NLACA perform certain administrative and record keeping services. The Trust pays NLICA and NLACA fees computed at the annual rate of 0.15% of the average daily net assets represented by shares of the Portfolio held by owners of variable annuity contracts and variable life insurance contracts issued by NLICA and NLACA, respectively. The administrative services plan permits a Portfolio to pay fees to an entity providing administrative support services of up to 0.20% of the average daily net assets of the shares held by the entity's customers; however, it is not currently anticipated that the fee rates paid under the administrative services plan will be more than 0.15% during the period prior to the Reorganization. For the fiscal year ended December 31, 2001, the Fund did not pay any administrative fees to NLICA and NLACA, because the administrative services plan became effective on October 1, 2002.

     THE ADMINISTRATIVE AND RECORD KEEPING SERVICES FOR WHICH THE TRUST PAYS NLICA AND NLACA WERE PREVIOUSLY PROVIDED TO THE TRUST BY PMLIC AND PLACA WITHOUT COMPENSATION.

EXPENSE  REIMBURSEMENT  AGREEMENT

Pursuant to a reimbursement agreement, Gartmore has agreed to reimburse the Trust's Portfolios for certain ordinary operating expenses in excess of specified percentages of the Portfolio's average daily net assets at least through April 30, 2003. As to each Portfolio, if the Portfolio continues operations beyond April 30, 2003, Gartmore may decide to discontinue the expense limitation currently in place for that Portfolio. Prior to October 1, 2002, pursuant to a substantially similar reimbursement agreement, PMLIC had agreed to reimburse the Trust's Portfolios for certain ordinary operating expenses at those same specified percentages of the Portfolio's average daily net assets.

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                                        4

EXPENSE  TABLE

The table below describes the anticipated estimated fees and expenses of the Trust's Portfolios for the period after October 1, 2002 through the end of the current fiscal year. The information in this table reflects the revised fees associated with the new service provider arrangements approved by the Board on September 20, 2002.

ANNUAL PORTFOLIO OPERATING          BALANCED PORTFOLIO   BOND PORTFOLIO
EXPENSES
Expenses Deducted From
Portfolio Assets (as a percentage
of average net assets)
------------------------------------------------------------------------
Management Fee . . . . . . . . . .                0.55%            0.40%
------------------------------------------------------------------------
Distribution and/or Service Plan .                 None             None
(12b-1) Fee
------------------------------------------------------------------------
Other Expenses1. . . . . . . . . .                0.31%            0.29%
------------------------------------------------------------------------
Total Annual Portfolio . . . . . .              0.86%2           0.69%3
Operating Expenses
------------------------------------------------------------------------
Waiver/Reimbursements of . . . . .                  --             0.01%
Portfolio Expenses
------------------------------------------------------------------------
Total Net Annual Portfolio . . . .                  --             0.68%
Operating Expenses (After
Waivers/Reimbursements)
------------------------------------------------------------------------

1 "Other Expenses" reflect administration and transfer agency fees as well as administrative and record keeping services fees effective October 1, 2002.
2    "Total Annual Fund Operating Expenses" increased from 0.78% (as of June 30,
     2002)  to  0.86%  (as  of  October  1,  2002).
3    "Total Annual Fund Operating Expenses" increased from 0.61% (as of June 30,
     2002)  to  0.69%  (as  of  October  1,  2002).

POST-REORGANIZATION  PORTFOLIO  CHANGES

Below  is  a  brief  discussion  of  certain  differences  between  the Acquired
Portfolios and the Acquiring Funds. One particular difference between the Acquired Portfolios and the Acquiring Funds is that the investment objective of each Acquired Portfolio is "fundamental," while the investment objective for each Acquiring Fund is "non-fundamental." This means that the investment objectives for the Acquiring Funds, unlike the Acquired Portfolios, may be changed by the GVIT Trust's board of trustees without shareholder approval.
Such a change, however, would only be made after approval by the GVIT Trust's board of trustees.

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                                        5

BALANCED  PORTFOLIO

     CHANGE  IN  NAME,  INVESTMENT  OBJECTIVE,  AND  INVESTMENT  STRATEGY

     -    Name  change  -  J.P.  MORGAN  GVIT  BALANCED  FUND

     - Change in investment objective from "as high a level of long-term total rate of return as is consistent with prudent investment risk" to "a high total return from a diversified portfolio of equity and fixed income securities."

     - As part of its principal investment strategies, J.P. Morgan GVIT Balanced Fund may invest a portion of its fixed income securities in lower quality debt instruments and emerging markets securities.

     -    New  subadviser  -  J.P.  Morgan  Investment  Management  Inc.

BOND  PORTFOLIO

     CHANGE  IN  NAME,  INVESTMENT  OBJECTIVE,  AND  INVESTMENT  STRATEGY

     -    New  name  -  GARTMORE  GVIT  GOVERNMENT  BOND  FUND  -

     - Change in investment objective from "a high level of current income consistent with prudent investment risk" to "as high a level of income as is consistent with the preservation of capital."

     - Shift from investments "primarily in a diversified portfolio of fixed income securities of U.S. and foreign issuers" to investments in "U.S. government and agency bonds, bills, and notes."

     - Shift from investment subadviser that uses active fixed-income management techniques, including short-term trading

     - Shift from investments in lower quality debt instruments and securities of foreign issuers

     - Shift from a multi-manager structure employing one subadviser to a single investment adviser.

NEW  ADVISER  FOR  MARKET  STREET  FUND  PORTFOLIOS

GARTMORE MUTUAL FUND CAPITAL TRUST ("Gartmore"). As of October 1, 2002, Gartmore manages the investment of the assets and supervises the daily business affairs of Market Street Fund. Gartmore was organized in 1999, and manages mutual funds. As of June 30, 2002, Gartmore and its affiliates had approximately $29 billion in assets under management, of which $14.3 billion is managed by Gartmore. Gartmore is located at 1200 River Road, Conshohocken, Pennsylvania 19428.

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                                        6

PORTFOLIO  MANAGER  FOR  GARTMORE  VARIABLE  INSURANCE  TRUST

GARTMORE GVIT GOVERNMENT BOND FUND PORTFOLIO MANAGER: Gary Hunt, CFA, has managed the Fund since 1997. Mr. Hunt also manages the Gartmore Government Bond Fund and the Nationwide Global U.S. Government Bond Fund, an off-shore fund. Mr. Hunt joined Nationwide, an affiliate of Gartmore, in 1992 as a securities analyst. Mr. Hunt is currently a director and manages the U.S. Agency Mortgage Backed sector and Commercial Mortgage Backed Securities portfolio for Nationwide.

SUBADVISER  FOR  GARTMORE  VARIABLE  INSURANCE  TRUST

J.P. MORGAN INVESTMENT MANAGEMENT INC. ("J.P. Morgan"), 522 Fifth Avenue, New York, New York 10036, a wholly-owned subsidiary of J.P. Morgan Chase & Co., a bank holding company, is the subadviser for the J.P. Morgan GVIT Balanced Fund. J.P. Morgan offers a wide range of investment management services and acts as investment adviser to corporate and institutional clients. J.P. Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. As of June 30, 2002 the subadviser and its affiliates had over $541 billion in assets under management.

BALANCED FUND PORTFOLIO MANAGERS: Patrik Jakobson, Vice President, and Rhonda Kershner, Vice President, are the portfolio managers for the J.P. Morgan GVIT Balanced Fund. Mr. Jakobson joined J.P. Morgan in 1987, spending five years as a research analyst specializing in the retailing industry. Subsequently, Mr. Jakobson managed equity and balanced accounts and is currently responsible for managing global balanced portfolios. He is also a member of the Asset Allocation Services group. Ms. Kershner joined J.P. Morgan in 1984 and has held positions in derivatives trading as well as in asset allocation research. She is also a member of the Asset Allocation Services Group, specializing in global tactical asset allocation.

COMPARISON  OF  INVESTMENT  ADVISORY  FEES

The below chart compares the investment advisory fees currently payable by the Acquired Funds and the Acquiring Portfolios.


MARKET               FEE              GARTMORE               FEE
STREET                                VARIABLE
FUND                                  INSURANCE
ACQUIRED                                TRUST
PORTFOLIOS                            ACQUIRING
                                        FUNDS
------------------------------------------------------------------------------
Balanced .  -  0.55% on all assets  J.P. Morgan    -  0.75% on assets up
Portfolio                           GVIT Balanced     to $100 million
                                    Fund           -  0.70% for assets
                                                      of $100 million and more
------------------------------------------------------------------------------
Bond . . .  -  0.40% on all assets  Gartmore GVIT  -  0.50% on assets up
Portfolio                           Government        to $1 billion
                                    Bond Fund      -  0.475% on assets
                                                      of $1 billion and more
                                                      but less than $2 billion
                                                   -  0.45% on assets
                                                      of $2 billion and more
                                                      but less than $5 billion
                                                   -  0.40% for assets
                                                      of $5 billion and more
                                                   ---------------------------
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                                        7

APPENDIX  B  -  FINANCIAL  HIGHLIGHTS

The Financial Highlights information from the Trust's Semi-Annual Report dated June 30, 2002, which either accompanies the Trust's Prospectuses or has previously been provided to the person to whom the Prospectuses are being sent, is incorporated herein by reference.

The statement of additional information, which contains additional information about the Trust, is incorporated herein by reference.

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                               MARKET STREET FUND

                                   PROSPECTUS

                                   May 1, 2002

[ ]  All  Pro  Broad  Equity  Portfolio
[ ]  All  Pro  Large  Cap  Growth  Portfolio
[ ]  All  Pro  Large  Cap  Value  Portfolio
[ ]  All  Pro  Small  Cap  Growth  Portfolio
[ ]  All  Pro  Small  Cap  Value  Portfolio
[ ]  Equity  500  Index  Portfolio
[ ]  International  Portfolio
[ ]  Mid  Cap  Growth  Portfolio
[ ]  Balanced  Portfolio
[ ]  Bond  Portfolio
[ ]  Money  Market  Portfolio

This prospectus provides essential information about these portfolios. For your benefit and protection, please read it and keep it for future reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED SHARES OF THE FUND OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

15732A  5.01

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                                TABLE OF CONTENTS

                                                     1
OVERVIEW
INTRODUCTION TO THE ALL PRO PORTFOLIOS . .           3
  All Pro Broad Equity Portfolio . . . . .           6
  All Pro Large Cap Growth Portfolio . . .           8
  All Pro Large Cap Value Portfolio. . . .          10
  All Pro Small Cap Growth Portfolio . . .          12
  All Pro Small Cap Value Portfolio. . . .          14
ABOUT THE OTHER PORTFOLIOS . . . . . . . .          16
  Equity 500 Index Portfolio . . . . . . .          16
  International Portfolio. . . . . . . . .          18
  Mid Cap Growth Portfolio . . . . . . . .          20
  Balanced Portfolio . . . . . . . . . . .          22
  Bond Portfolio . . . . . . . . . . . . .          24
  Money Market Portfolio . . . . . . . . .          26
RISKS OF INVESTING IN THE PORTFOLIOS . . .          28
INVESTMENTS AND TECHNIQUES . . . . . . . .          32
MANAGEMENT . . . . . . . . . . . . . . . .          39
DESCRIPTION OF THE FUND'S SHARES . . . . .          46
APPENDIX A - TERMS USED IN THIS PROSPECTUS         A-1
APPENDIX B - FINANCIAL HIGHLIGHTS. . . . .         B-1
ADDITIONAL INFORMATION ABOUT THE FUND. . .  Back Cover

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                                    OVERVIEW

This prospectus describes eleven Portfolios offered by the Fund. Each Portfolio is a separate investment portfolio with its own investment objective, policies, restrictions, and risks. An investor should consider each Portfolio separately to determine if it is an appropriate investment. There is no assurance that a Portfolio will achieve its investment objective, and investors should not consider any one Portfolio alone to be a complete investment program. As with any mutual fund, there is a risk that an investor could lose money by investing in a Portfolio.

The different types of securities, investments, and investment techniques that each Portfolio uses all have attendant risks of varying degrees. For example, with respect to equity securities, there can be no assurance of capital appreciation. Moreover, an investment in any stock is subject to the risk that the stock market as a whole may decline, thereby depressing the stock's price (see MARKET RISK), or the risk that the price of a particular issuer's stock may decline due to its financial results (see FINANCIAL RISK). With respect to debt securities, the risk exists that the issuer of the security may not be able to meet its obligations on interest or principal payments at the time required by the instrument (see CREDIT RISK, a type of FINANCIAL RISK). In addition, the value of debt and other income bearing securities generally rises and falls inversely with prevailing current interest rates (see INTEREST RATE RISK, a type of MARKET RISK). As described below, an investment in certain Portfolios entails special additional risks because the Portfolios may invest a substantial portion of their assets in foreign investments or securities of issuers in new or emerging industries. See "Risks of Investing in the Portfolios," below.

The following chart provides a brief outline of the relative principal characteristics of each Portfolio:

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                               MARKET STREET FUND

NAME OF                 (a)  Growth          INCOME        SHORT-TERM           TYPICAL
PORTFOLIO            1.2    Potential  1.3    Potential   1.4    Risk        INVESTMENTS
---------------------------------------------------------------------------------------------

                      High              Low               High           Equity securities of
All Pro Broad Equity
                                                                         U.S. companies

All Pro Large Cap     High              Low               High           Equity securities of
Growth                                                                   large U.S. companies

All Pro Large Cap     High              Low               High           Equity securities of
Value                                                                    large U.S. companies

All Pro Small Cap     High              Low               High           Equity securities of
Growth                                                                   small U.S. companies

All Pro Small Cap     High              Low               High           Equity securities of
Value                                                                    small U.S. companies

Equity 500 Index      High              Low               High           Equity securities of

International         High              Low               High           Equity securities of
                                                                         foreign issuers

Mid Cap Growth        High              Low               High           Equity securities of
                                                                         mid cap U.S. companies

Balanced              Moderate-High     Low-Moderate      Moderate-High  Equity and debt
                                                                         securities

Bond                  Moderate          Moderate          Moderate       Income bearing debt
                                                                         securities

Money Market          None              Low-Moderate      Low            Money market
                                                                         instruments

Each Portfolio's investment objective is fundamental and may not be changed unless by a vote of a majority of the outstanding voting shares of the Portfolio. Each Portfolio's investment policies are not fundamental and may be changed by the Fund's board of trustees (the "Board") without shareholder approval, unless otherwise stated in this Prospectus or the statement of additional information ("SAI").

Notwithstanding the applicable investment objective, in unusual market conditions, for temporary defensive purposes, all or part of each Portfolio's assets may be invested in cash and/or money market instruments of the type in which the Money Market Portfolio may invest. To the extent that a Portfolio adopts a temporary defensive position, the Portfolio may not achieve its investment objective.

SHARES OF THE FUND AND THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY FINANCIAL INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE MONEY MARKET PORTFOLIO SEEKS TO PRESERVE THE VALUE OF AN INVESTMENT AT $1.00 PER SHARE, BUT IT IS POSSIBLE, ALTHOUGH UNLIKELY, THAT THE PORTFOLIO MAY NOT BE ABLE TO DO SO. AN INVESTMENT IN THE FUND AND THE PORTFOLIOS IS SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF MONEY INVESTED.

Shares of the Portfolios are available only through the purchase of certain variable life insurance and variable annuity contracts (the "variable contracts") issued by various life insurance companies, some of which may be affiliated persons of the Portfolios. This prospectus should be read in conjunction with the separate prospectus for each separate account and its related contract and retained for future reference.

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                                       13

See "Appendix A - Terms Used in This Prospectus" for more information about some of the terms we use in this prospectus.

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                                       14

                     INTRODUCTION TO THE ALL PRO PORTFOLIOS

THE  ALL  PRO  ADVANTAGE

The Fund currently offers five All Pro Portfolios, each of which seeks long-term capital appreciation. The All Pro Portfolios differ from the other Portfolios in that the investment adviser, Market Street Investment Management Company ("MSIM" or the "adviser"), has selected a unique team of investment subadvisers for each All Pro Portfolio, and each subadviser manages a segment of the relevant All Pro Portfolio's assets. MSIM uses a manager-of-managers strategy to seek out managers with specific niche investment management capabilities.

Except for the All Pro Broad Equity Portfolio, each All Pro Portfolio represents a specific domestic equity style discipline (at times, the "single-style" disciplines). Each All Pro Portfolio has a specific style benchmark index developed by Wilshire Associates Incorporated ("Wilshire"). The All Pro Broad Equity Portfolio represents a blend of the four domestic equity single-style disciplines used by the four other All Pro Portfolios. The five All Pro Portfolios are:

-     All  Pro  Broad  Equity  Portfolio
-     All  Pro  Large  Cap  Growth  Portfolio
-     All  Pro  Large  Cap  Value  Portfolio
-     All  Pro  Small  Cap  Growth  Portfolio
-     All  Pro  Small  Cap  Value  Portfolio

The four single-style All Pro Portfolios differ from the All Pro Broad Equity Portfolio in that the All Pro Broad Equity Portfolio blends each of the four single-style disciplines. Thus, the All Pro Broad Equity Portfolio invests in both LARGE and SMALL capitalization stocks that are both GROWTH-ORIENTED and VALUE-ORIENTED.

The four single-style All Pro Portfolios differ from each other in that two of these Portfolios invest principally in securities of companies with relatively large market capitalizations, while the other two Portfolios invest principally in securities of companies with relatively small market capitalizations. Within each pair of single-style Portfolios, one of these Portfolios pursues the investment objective through "growth-oriented" investments, and the other Portfolio pursues the investment objective through "value-oriented" investments.

GROWTH-ORIENTED INVESTMENTS involve seeking securities of issuers with above-average recent earnings growth rates and what a subadviser views as a reasonable likelihood of maintaining or increasing these rates in the foreseeable future.

VALUE-ORIENTED INVESTMENTS involve seeking securities that appear attractive on a dividend discount model or other valuation analysis or can be acquired for less than what a subadviser believes is the issuer's intrinsic value.

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                                       15

     GROWTH  STOCKS:

     - Generally exhibit higher than median price-to-earnings and price-to-book ratios but below-average dividend yields;

     - Are securities of well-established issuers with a strong competitive position within their industry or less-established issuers with a competitive position within a very strong industry;

     - Are considered by many to be relatively aggressive given their valuation by the marketplace; and

     -    Are,  in  some  cases,  high-volatility  "momentum"  stocks.

     VALUE  STOCKS:

     - Generally exhibit lower than median price-to-earnings and price-to-book ratios but above-average dividend yields;

     - Are considered by many to be relatively conservative given their valuation by the marketplace; and

     - May involve "special situation" companies, such as companies with management changes, corporate or asset restructuring, or significantly undervalued assets.

Each All Pro Portfolio seeks to achieve its objective by combining the talents of multiple institutional investment management firms. MSIM has retained Wilshire, an independent and highly regarded investment consulting firm, to assist MSIM in identifying potential subadvisers and performing the quantitative analysis necessary to assess these subadvisers' styles and performance.

Wilshire:

     - Begins with a universe of over 1,000 institutional investment management firms;

     - Through this process, identifies the expertise of investment management firms that rarely are available to individual investors; and

     - Assists MSIM by conducting intensive research and due diligence to ensure that highly qualified and experienced managers are recommended and blended together according to their asset class styles and management strategies.

MSIM selects investment subadvisers believed to be well suited to an All Pro Portfolio according to that Portfolio's investment objective and strategies and the subadviser's management style. MSIM then assigns each subadviser a prescribed percentage of each All Pro Portfolio's assets to manage. These combinations are optimized for each All Pro Portfolio in order to control the risk exposure as compared to the All Pro Portfolio's target benchmark. Moreover, MSIM believes that multiple managers can contribute to diversification of investment risk in an All Pro Portfolio. Rebalancing of an All Pro Portfolio's cashflows to the targeted percent allocations is performed as frequently as daily if necessary.
--------------------------------------------------------------------------------

On an ongoing basis, MSIM and Wilshire monitor the performance, style, and continuity of management of the current investment subadvisers to ensure optimal performance. Quantitative models are used to monitor the subadviser's investment management style over time to ensure the subadviser adheres to that subadviser's prescribed style mandate. Both the target allocations and the subadvisers themselves are subject to change over time. MSIM replaces subadvisers who consistently underperform the relevant benchmark or fail to meet other established criteria. As a result of a change in a subadviser, each All Pro
Portfolio is subject to the risk of increased portfolio turnover with correspondingly higher brokerage expenses and other acquisition costs due to restructuring of the investment portfolio by the new subadviser, which, in turn, may result in decreased short-term performance for the All Pro Portfolio.

THE  ALL  PRO  BENCHMARKS

The  All  Pro  Portfolios  use  the  following  Wilshire  Indices:


PORTFOLIO                                   WILSHIRE INDEX
------------------------------------  ---------------------------
  All Pro Broad Equity Portfolio      Wilshire 5000 Index
------------------------------------  ---------------------------
  All Pro Large Cap Growth Portfolio  Wilshire Large Growth Index
------------------------------------  ---------------------------
  All Pro Large Cap Value Portfolio   Wilshire Large Value Index
------------------------------------  ---------------------------
  All Pro Small Cap Growth Portfolio  Wilshire Small Growth Index
------------------------------------  ---------------------------
  All Pro Small Cap Value Portfolio   Wilshire Small Value Index
------------------------------------  ---------------------------

The Wilshire 5000 Index is an unmanaged, market-cap weighted index that includes over 6,000 publicly traded U.S. stocks. The Wilshire 5000 Index does not include stocks which are publicly traded in the U.S. but which are headquartered in foreign countries. Each All Pro Portfolio may invest in stocks not included in the applicable Wilshire Index, including foreign stocks. The Wilshire Large Growth Index and the Wilshire Large Value Index include securities from the largest 750 stocks in the Wilshire 5000 equity universe. The Wilshire Small Growth Index and the Wilshire Small Value Index include securities ranked from number 751 to number 2,500 in market capitalization as derived from the Wilshire 5000 equity universe, which contains all available equity securities trading in a market.

Each  index  for  the applicable Portfolio is described in greater detail below.

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                                       19

-     ALL  PRO  BROAD  EQUITY  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Portfolio invests primarily in equity securities of both larger and smaller companies included in the Wilshire 5000 equity universe that, at the time of purchase, the subadvisers believe offer above-average potential for growth in future earnings. The All Pro Broad Equity Portfolio uses four single-style segments, with a segment investing in larger or smaller capitalization stocks that are generally either growth-oriented or value-oriented. The Wilshire 5000 Index, the Portfolio's benchmark, is an unmanaged, market-cap weighted index that includes over 6,000 publicly traded U.S. stocks. The Wilshire 5000 Index does not include stocks which are publicly traded in the U.S. but that are headquartered in foreign countries.

Currently,  different segments of the Portfolio's assets are managed as follows:

ALLIANCE CAPITAL  Approximately 42.5% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT L.P..  that uses a bottom-up investment approach that combines a quantitative scoring system and analyst judgment to identify companies with strong relative earnings growth and reasonable valuations to determine which securities to purchase for the Portfolio.

SANFORD C         Approximately 42.5% of the Portfolio's assets are managed by an investment subadviser
BERNSTEIN         whose investment approach is bottom-up and price driven. Companies are ranked based
& CO., LLC        on expected internal rates of return. Top-ranked companies are then subjected to intensive field research.

HUSIC CAPITAL     Approximately 7.5% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT        whose rigorous, bottom-up research process seeks to identify fundamental or secular changes in companies or industries that often signal higher than anticipated earnings growth. The selection process focuses on stocks of companies most likely to benefit from those changes.

REAMS ASSET       Approximately 7.5% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT        that seeks securities of  companies that have the potential of high returns. This subadviser
COMPANY, LLC      uses quantitative research analysis, including probability-weighted scenario analysis, to supplement its fundamental research about these companies.

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The All Pro Broad Equity Portfolio is subject to MARKET RISK and FINANCIAL RISK. Certain investments held by this Portfolio entail a significant degree of SMALL COMPANY RISK. Smaller companies may have limited product lines, markets or financial resources and their securities may trade less frequently and in more limited volume than the securities of larger or more established companies. The prices of securities of smaller companies may fluctuate to a greater degree than the prices of securities of other issuers.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

MANAGER  CHANGE

The performance presented below represents the performance of the Portfolio (formerly, the "Growth Portfolio") under a different investment adviser, a different investment objective, and different investment strategies. The Portfolio was operated as a single-manager portfolio prior to January 27, 2001, when the current investment adviser and subadvisers assumed responsibilities for the management of the assets. If the current investment adviser and subadvisers had managed the Portfolio for the periods presented, the performance would likely have differed from the financial information presented below in the bar chart.

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                                       20

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the All Pro Broad Equity Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the Wilshire 5000 Index and the S&P 500 Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

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                                       21

                         [MARKET STREET FUND BAR CHART]


      ALL PRO BROAD EQUITY PORTFOLIO* (FORMERLY,
                   GROWTH PORTFOLIO)
-------------------------------------------------
1992                                         4.74
1993                                        10.21
1994                                         2.40
1995                                        30.39
1996                                        19.58
1997                                        24.32
1998                                        13.70
1999                                         2.98
2000                                         9.64
2001                                       -12.84

During the periods shown in the bar chart, the highest return for a quarter was 16.56% (quarter ended December 31, 1998) and the lowest return for a quarter was -15.82% (quarter ended March 31, 2001).

During the periods shown in the bar chart, the highest return for a quarter was 16.56% (quarter ended December 31, 1998) and the lowest return for a quarter was -15.82% (quarter ended March 31, 2001).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
-----------------------------------------------------------------------------------------
All Pro Broad Equity Portfolio*. . . . . .         -12.84%          6.82%           9.87%
Wilshire 5000 Index. . . . . . . . . . . .         -10.97%          9.70%          12.28%
S&P 500 Index. . . . . . . . . . . . . . .         -11.89%         10.70%          12.94%

* Prior to January 27, 2001, the "Growth Portfolio" and managed by a different adviser.

The Wilshire 5000 Index is an unmanaged, market-cap weighted index that includes over 6,000 publicly traded U.S. stocks.

The S&P 500 Index is a widely recognized, unmanaged index of 500 U.S. common stocks.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

- ALL  PRO  LARGE  CAP  GROWTH  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Portfolio invests primarily in equity securities of larger companies included in the Wilshire 5000 equity universe that, at the time of purchase, the subadvisers believe offer above-average potential for growth in future earnings. The Wilshire Large Growth Index, the Portfolio's benchmark, is a market cap weighted index that includes securities from the largest 750 stocks in the Wilshire 5000 equity universe.

Currently,  different segments of the Portfolio's assets are managed as follows:


ALLIANCE CAPITAL  Approximately 50% of its assets are managed by an investment subadviser that uses
MANAGEMENT L.P..  a bottom-up investment approach that combines a quantitative scoring system and analyst judgment to identify companies with strong relative earnings growth and reasonable valuations to determine which securities to purchase for the Portfolio.

GEEWAX, TERKER    Approximately 50% of its assets are managed by an investment subadviser that uses
& CO              financial quality, sustainable growth, and downside volatility screens to eliminate issuers from consideration and purchases securities from the remaining issuers.

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                                       22

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The All Pro Large Cap Growth Portfolio is subject to MARKET RISK and FINANCIAL RISK. These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

--------------------------------------------------------------------------------
                                       23

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the All Pro Large Cap Growth Portfolio by showing the Portfolio's performance from year to year over a three-year period and by showing how the Portfolio's average annual returns for one year, and the period since inception, compare to those of the Wilshire Large Growth Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                          [MARKET STREET FUND GRAPHIC]

      ALL PRO LARGE CAP GROWTH PORTFOLIO
----------------------------------------
1999                               25.52
2000                              -19.00
2001                               -21.7

During the periods shown on the bar chart, the highest return for a quarter was 21.96% (quarter ended March 31, 2001) and the lowest return for a quarter was -19.50% (quarter ended December 31, 1998).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   FROM INCEPTION(1)
-----------------------------------------------------------------------------
All Pro Large Cap Growth Portfolio . . . .         -21.70%             -1.76%
Wilshire Large Growth Index. . . . . . . .         -20.37%             -0.78%

(1)  The  Portfolio  commenced  operations  on  May  4,  1998.

The Wilshire Large Growth Index is a market cap weighted index that includes securities from the largest 750 stocks in the Wilshire 5000 equity universe.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    ALL  PRO  LARGE  CAP  VALUE  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Portfolio invests primarily in undervalued equity securities of larger companies included in the Wilshire 5000 equity universe that, at the time of purchase, the subadvisers believe offer potential for long-term growth in future earnings. The Wilshire Large Value Index, the Portfolio's benchmark, is a market cap weighted index that includes securities from the largest 750 stocks in the Wilshire 5000 equity universe.

Currently,  different segments of the Portfolio's assets are managed as follows:

MELLON EQUITY    Approximately 50% of this Portfolio's assets are managed by an investment subadviser
ASSOCIATES, LLP  that seeks securities of companies with low risk and solid long-term growth potential through an investment process that integrates quantitative analysis and fundamental research.
--------------------------------------------------------------------------------
                                       24

SANFORD C        Approximately 50% of the Portfolio's assets are managed by an investment subadviser
BERNSTEIN        whose value-oriented investment approach is bottom-up and price driven. Companies are
& CO., LLC       ranked based on expected internal rates of return. Top-ranked companies are then subjected to intensive field research.

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The All Pro Large Value Portfolio is subject to MARKET RISK and FINANCIAL RISK. These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.
--------------------------------------------------------------------------------
25

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the All Pro Large Value Portfolio by showing the Portfolio's performance from year to year over a three-year period and by showing how the Portfolio's average annual returns for one year, and the period since inception, compare to those of the Wilshire Large Value Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      ALL PRO LARGE CAP VALUE PORTFOLIO
---------------------------------------
1999                               1.49
2000                               1.75
2001                              -0.74

-

During the periods shown on the bar chart, the highest return for a quarter was 10.07% (quarter ended September 30, 1999) and the lowest return for a quarter was -9.05% (quarter ended June 30, 1999).

-

AVERAGE ANNUAL TOTAL RETURNS
(FOR PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   FROM INCEPTION(1)
-------------------------------------------------------------------------
All Pro Large Cap Value Portfolio. . .          -0.74%              0.40%
Wilshire Large Value Index . . . . . .          -8.18%              0.31%

(1)  The  Portfolio  commenced  operations  on  May  4,  1998.

The Wilshire Large Value Index is a market cap weighted index that includes securities from the largest 750 stocks in the Wilshire 5000 equity universe.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    ALL  PRO  SMALL  CAP  GROWTH  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Portfolio invests primarily in equity securities of smaller companies included in the Wilshire 5000 equity universe that, at the time of purchase, the subadvisers believe offer above-average potential for growth in future earnings. The Wilshire Small Growth Index, the Portfolio's benchmark, is a market cap weighted index that includes securities ranked from number 751 to number 2,500 in market capitalization as derived from the Wilshire 5000 equity universe.

Currently,  different segments of the Portfolio's assets are managed as follows:

HUSIC CAPITAL      Approximately 60% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT         whose rigorous, bottom-up research process seeks to identify fundamental or secular changes in companies or industries that often signal higher than anticipated earnings growth. The selection process focuses on stocks of companies most likely to benefit from those changes.
--------------------------------------------------------------------------------
                                       26

LEE MUNDER         Approximately 40% of the Portfolio's assets are managed by an investment subadviser
INVESTMENTS, LTD   that seeks securities of companies that have established above-average growth, superior business positions and strong management. This subadviser emphasizes high growth sectors such as healthcare, technology and business services.

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The All Pro Small Cap Growth Portfolio is subject to MARKET RISK and FINANCIAL RISK. Investments held by this Portfolio entail a significant degree of SMALL COMPANY RISK. Smaller companies may have limited product lines, markets or financial resources and their securities may trade less frequently and in more limited volume than the securities of larger or more established companies. The prices of securities of smaller companies may fluctuate to a greater degree than the prices of securities of other issuers.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the All Pro Small Cap Growth Portfolio by showing the Portfolio's performance from year to year over a three-year period and by showing how the Portfolio's average annual returns for one year, and the period since inception, compare to those of the Wilshire Small Growth Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      ALL PRO SMALL CAP GROWTH PORTFOLIO
----------------------------------------
1999                               92.14
2000                              -21.15
2001                              -15.92

During the periods shown on the bar chart, the highest return for a quarter was 54.98% (quarter ended December 31, 1999) and the lowest return for a quarter was -31.65% (quarter ended September 30, 2001).

AVERAGE ANNUAL TOTAL RETURNS
(FOR PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   FROM INCEPTION(1)
-------------------------------------------------------------------------
All Pro Small Cap Growth Portfolio . .         -15.92%              6.24%
Wilshire Small Growth Index. . . . . .         -14.20%             -2.32%

(1)  The  Portfolio  commenced  operations  on  May  4,  1998.

The Wilshire Small Growth Index is a market cap weighted index that includes certain securities ranked from number 751 to number 2,500 in market capitalization as derived from the Wilshire 5000 equity universe.

--------------------------------------------------------------------------------
                                       27

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    ALL  PRO  SMALL  CAP  VALUE  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Portfolio invests primarily in undervalued equity securities of smaller companies included in the Wilshire 5000 equity universe that, at the time of purchase, the subadvisers believe offer potential for long-term growth in future earnings. The Wilshire Small Value Index, the Portfolio's benchmark, is a market cap weighted index that includes securities ranked from number 751 to number 2,500 in market capitalization as derived from the Wilshire 5000 equity universe.

Currently,  different segments of the Portfolio's assets are managed as follows:

REAMS ASSET       Approximately 50% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT        that seeks securities of companies that have the potential of high returns. This subadviser
COMPANY, LLC      uses quantitative research analysis, including probability-weighted scenario analysis, to supplement its fundamental research about these companies.

STERLING CAPITAL  Approximately 50% of the Portfolio's assets are managed by an investment subadviser
MANAGEMENT LLC    that uses fundamental research to seek securities of companies and issuers trading at prices below their intrinsic value. This subadviser utilizes a multifaceted valuation analysis which includes focusing on an issuer's free cash flow, return on capital, and balance sheet strength.

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                                       28

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The All Pro Small Cap Value Portfolio is subject to MARKET RISK and FINANCIAL RISK. Investments held by the Portfolio entail a high degree of SMALL COMPANY RISK. Smaller companies may have limited product lines, markets or financial resources and their securities may trade less frequently and in more limited volume than the securities of larger or more established companies. The prices of securities of smaller companies may fluctuate to a greater degree than the prices of securities of other issuers.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the All Pro Small Cap Value Portfolio by showing the Portfolio's performance from year to year over a three-year period and by showing how the Portfolio's average annual returns for one year, and the period since inception, compare to those of the Wilshire Small Value Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      ALL PRO SMALL CAP VALUE PORTFOLIO
---------------------------------------
1999                              -8.05
2000                              20.88
2001                              12.80

During the periods shown on the bar chart, the highest return for a quarter was 16.45% (quarter ended June 30, 1999) and the lowest return for a quarter was -15.09% (quarter ended March 31, 1999).

AVERAGE ANNUAL TOTAL RETURNS
(FOR PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   FROM INCEPTION(1)
-------------------------------------------------------------------------
All Pro Small Cap Value Portfolio. . .          12.80%              0.93%
Wilshire Small Value Index . . . . . .           9.97%              3.06%

(1)  The  Portfolio  commenced  operations  on  May  4,  1998.

The Wilshire Small Value Index is a market cap weighted index that includes certain securities ranked from number 751 to number 2,500 in market capitalization as derived from the Wilshire 5000 equity universe.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

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                                       29

                           ABOUT THE OTHER PORTFOLIOS

The Fund currently offers six additional Portfolios, each with different investment objectives and strategies. As the investment adviser to each of the Portfolios, MSIM uses a "manager of managers" approach for the Portfolios (other than the Money Market Portfolio) through which MSIM allocates each of the Portfolio's assets to one or more investment subadvisers who specialize in the investment strategies that are intended to assist the Portfolio in achieving that Portfolio's investment goals. The Equity 500 Index, International, Mid Cap Growth, Balanced, and Bond Portfolios are managed by subadvisers selected by the adviser, MSIM. While MSIM has "manager of managers" authority for the Money Market Portfolio, MSIM is not currently using that authority with respect to the Money Market Portfolio but may do so in the future. The Money Market Portfolio is advised by the adviser, MSIM.

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                                       30

-    EQUITY  500  INDEX  PORTFOLIO

INVESTMENT  OBJECTIVE  -  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The Equity 500 Index Portfolio invests primarily in common stocks included in the S&P 500 Composite Stock Price Index (the "S&P 500 Index")*. The S&P 500 Index consists of approximately 500 selected common stocks, most of which are listed on the New York Stock Exchange. Standard & Poor's selects the stocks included in the S&P 500 Index on a market capitalization basis, and the S&P 500 Index is heavily weighted toward stocks with large capitalizations.

The Portfolio employs a passive management strategy designed to track the stock composition, on a market capitalization basis, of the S&P 500 Index. The subadviser purchases and sells securities for the Portfolio in an attempt to produce investment results that substantially duplicate the performance of the common stocks represented in the S&P 500 Index. The subadviser attempts to achieve a high correlation, generally greater than or equal to 0.95, between the Portfolio's total return and the total return of the S&P 500 Index, without taking expenses into account.

The Portfolio expects to substantially replicate the composition of the S&P 500 Index.

Currently, the Portfolio's assets are managed by: SSgA Funds Management, Inc. ("SSgA") (formerly, "State Street Global Advisors").

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The Equity 500 Index Portfolio is subject to MARKET RISK and FINANCIAL RISK. For equity securities, market risk is the risk that the stock market as a whole may decline, depressing the price of securities in which the Portfolio invests. For equity securities, financial risk is the risk that the price of a particular issuer's stock may decline because of its financial results.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

* "Standard & Poor's", "S&P", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Provident Mutual Life Insurance Company and its affiliates and subsidiaries. The Equity 500 Index Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio. Please see the Statement of Additional Information, which sets forth certain additional disclaimers and limitations of liabilities on behalf of S&P.

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                                       31

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the Equity 500 Index Portfolio by showing the Portfolio's performance over a one-year period and by showing how the Portfolio's average annual returns for one year, and the period since inception, compare to those of the S&P Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      EQUITY 500 INDEX PORTFOLIO
--------------------------------
2001                      -12.24

                                One Year -12.24%

During the one-year period shown on the bar chart, the highest return for a quarter was 10.48% (quarter ended December 31, 2001) and the lowest return for a quarter was -17.86% (quarter ended September 30, 2001).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   FROM INCEPTION(1)
-----------------------------------------------------------------------------
Equity 500 Index Portfolio . . . . . . . .         -12.24%             -9.79%
S&P 500 Index. . . . . . . . . . . . . . .         -11.89%             -9.56%

(1)  The  Portfolio  commenced  operations  on  February  7,  2000.

The S&P 500 Index is a widely recognized, unmanaged index of 500 U.S. common stocks.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

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                                       32

-    INTERNATIONAL  PORTFOLIO

INVESTMENT OBJECTIVE - LONG-TERM GROWTH OF CAPITAL PRIMARILY THROUGH INVESTMENTS IN A DIVERSIFIED PORTFOLIO OF MARKETABLE EQUITY SECURITIES OF ESTABLISHED FOREIGN ISSUER COMPANIES

PRIMARY  INVESTMENT  STRATEGIES

The International Portfolio invests primarily in equity securities of established foreign issuer companies or of companies organized in the United States having their principal activities and interests outside the United States that the subadviser believes have potential for long-term capital growth. Many of these securities are non-U.S. dollar securities. The Portfolio also may invest in other foreign issuer securities such as those of foreign governments or agencies or instrumentalities of foreign governments. The Morgan Stanley Capital International Europe, Australasia, Far East ("EAFE") Index, the Portfolio's benchmark, is a widely recognized, unmanaged index of more than 900 companies from Europe, Australia, Asia and the Far East. The Portfolio's subadviser uses a VALUE-ORIENTED investing strategy, which is discussed on pages 3-4, to select investments for the Portfolio.

Under normal market conditions, the Portfolio invests at least 80% of its total assets in the securities of foreign issuers located (or, in the case of the securities, traded) in at least five different countries, foreign markets, or regions other than the United States. Nonetheless, under certain economic and business conditions the Portfolio may invest up to 35% of its total assets in the securities of issuers located (or, in the case of the securities, traded) in any one of the following countries: Australia, Canada, France, Japan, the United Kingdom, or Germany.

The International Portfolio also may invest in securities of foreign issuers in the form of sponsored and unsponsored ADRs, EDRs, and GDRs (see "Investments and Techniques"). The Portfolio may invest in restricted securities, including restricted securities eligible for resale to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933. The Portfolio also, under normal market conditions, may invest up to 35% of its total assets in investment-grade debt securities of foreign issuers. See "Risks of Investing in the Portfolios," below.

Currently, the Portfolio's assets are managed by: The Boston Company Asset Management, LLC ("TBC").

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The International Portfolio is subject to MARKET RISK and FINANCIAL RISK. The Portfolio is subject to a significant degree of FOREIGN ISSUER and NON-DOLLAR SECURITIES RISK. Securities of foreign issuers and non- dollar securities entail risks not associated with domestic securities or U.S. dollar-denominated securities. For example, foreign issuers often are subject to securities laws, and accounting and reporting practices, less stringent than those in the U.S., and these issuers may be adversely impacted by political or economic instability or changes in currency exchange rates.

--------------------------------------------------------------------------------
                                       33

The Portfolio's investments in securities of issuers located in countries with emerging economies or securities markets entail EMERGING MARKETS RISK. The risks of investing in securities of foreign issuers and non-dollar securities are even greater in emerging markets than in Japan or most Western European countries. Emerging market countries are undergoing rapid development and may lack the social, political and economic stability characteristic of more developed countries.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the International Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the EAFE Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

--------------------------------------------------------------------------------
                                       34

                         [MARKET STREET FUND BAR CHART]

      INTERNATIONAL PORTFOLIO
-----------------------------
1993                    36.11
1994                     0.26
1995                    14.31
1996                    10.89
1997                     9.66
1998                    10.13
1999                    29.33
2000                    -2.75
2001                   -12.20

During the periods shown in the bar chart, the highest return for a quarter was 16.25% (quarter ended September 30, 1998) and the lowest return for a quarter was -15.71% (quarter ended December 31, 1998).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
-----------------------------------------------------------------------------------------
International Portfolio. . . . . . . . . .         -12.20%          5.94%           7.91%
EAFE Index . . . . . . . . . . . . . . . .         -21.62%          0.85%           4.46%

The EAFE Index is a widely recognized, unmanaged index of more than 900 companies from Europe, Australia, Asia, and the Far East. The EAFE Index reflects the prices of these common stocks of these 900 companies translated into U.S. dollars with dividends reinvested net of any foreign taxes.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    MID  CAP  GROWTH  PORTFOLIO

INVESTMENT  OBJECTIVE  -  A  HIGH  LEVEL  OF  LONG-TERM  CAPITAL  APPRECIATION

PRIMARY  INVESTMENT  STRATEGIES

The  Mid  Cap  Growth  Portfolio  invests  primarily  in:

- mid cap companies whose earnings the subadviser expects to grow at a faster rate than the average company

- mid cap companies whose market capitalization falls within the range of companies in the S&P MidCap 400 Index (the Portfolio's benchmark index)

Currently, the Portfolio's assets are managed by: T. Rowe Price Associates, Inc. ("T. Rowe Price").

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                                       35

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The Mid Cap Growth Portfolio invests in securities that generally entail above-average MARKET RISK and FINANCIAL RISK. The Portfolio also is subject to MID CAP COMPANY RISK. The stocks of mid cap companies entail greater risk and are usually more volatile than the shares of large companies. In addition, growth stocks can be volatile for several reasons. Since they usually reinvest a high proportion of earnings in their own businesses, they may lack the dividends usually associated with value stocks that can cushion their decline in a falling market. Also, since investors buy these stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines.

As a "growth" investor, the subadviser believes that when a company's earnings grow faster than both inflation and the overall economy, the market will eventually reward the company with a higher stock price.

In  selecting  investments,  the  subadviser  generally  favors  companies that:

-    have  proven  products  or  services;

-    have  a  record  of  above  average  earnings  growth;

-    have  demonstrated  potential  to  sustain  earnings  growth;

-    operate  in  industries  experiencing  increasing  demand;  or

-    have  stock  prices  that  appear  to  undervalue  their  growth prospects.

While most assets are invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.

To the extent that the Portfolio invests in ADRs, GDRs, EDRs, and foreign stocks, the Portfolio assumes additional risks relating to the risks of investing in the securities of foreign issuers and non-dollar securities. Securities of foreign issuers and non-U.S. dollar securities entail risks not associated with domestic securities or U.S. dollar-denominated securities. For example, foreign issuers often are subject to securities laws, and accounting and reporting practices, less stringent than those in the U.S., and these issuers may be adversely impacted by political or economic instability or changes in currency exchange rates. Fund investments in futures and options, if any, are subject to additional volatility and potential losses.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

MANAGER  CHANGE

The performance presented below represents the performance of the Portfolio (formerly, the "Aggressive Growth Portfolio") under different investment strategies and managed by a different investment adviser prior to January 27, 2001, when the current investment adviser and subadviser assumed responsibilities for the management of the assets. The current subadviser's performance is compared with the S&P MidCap 400 Index. If the current investment adviser and subadviser had managed the Portfolio for the periods presented, the performance would likely have differed from the financial information presented below in the bar chart.

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                                       36

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below are intended to provide an indication of the risks of investing in the Mid Cap Growth Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the S&P MidCap 400 Index and the Russell 2000 Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      MID CAP GROWTH PORTFOLIO* (FORMERLY,
          AGGRESSIVE GROWTH PORTFOLIO)
-------------------------------------------
1992                                   2.58
1993                                   5.20
1994                                   0.00
1995                                  13.48
1996                                  21.00
1997                                  21.21
1998                                   7.99
1999                                  15.96
2000                                  38.24
2001                                  -3.36

During the periods shown in the bar chart, the highest return for a quarter was 21.20% (quarter ended December 31, 2001) and the lowest return for a quarter was -17.86% (quarter ended September 30, 2001).

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                                       37


AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
-----------------------------------------------------------------------------------------
Mid Cap Growth Portfolio*. . . . . . . . .          -3.36%         15.19%          11.63%
S&P MidCap 400 Index . . . . . . . . . . .          -0.60%         -0.92%          -3.38%
Russell 2000 Index** . . . . . . . . . . .           2.49%          7.61%          11.56%

* Prior to January 27, 2001, the "Aggressive Growth Portfolio" and managed by a different adviser.

**   Price  appreciation  only.

The S&P MidCap 400 Index is a market-value weighted index comprising 400 domestic mid cap stocks chosen for market size, liquidity, and industry group representation.

The Russell 2000 Index is a widely recognized, unmanaged index of small capitalization companies.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    BALANCED  PORTFOLIO

INVESTMENT OBJECTIVE - AS HIGH A LEVEL OF LONG-TERM TOTAL RATE OF RETURN AS IS CONSISTENT WITH PRUDENT INVESTMENT RISK

PRIMARY  INVESTMENT  STRATEGIES

The Balanced Portfolio's equity portion is invested primarily in equity securities, such as common or preferred stocks, that are listed on U.S. exchanges or trade in the over-the-counter markets. The Portfolio's subadviser uses a GROWTH-ORIENTED strategy as described on page 3. The subadviser believes that these companies tend to fall into two categories:

     - High Unit Volume Growth - vital, creative companies that offer goods or services to a rapidly expanding marketplace. These companies include both established and emerging firms, offering new or improved products, or firms simply fulfilling an increased demand for an existing line.

     - Positive Life Cycle Changes - companies experiencing a major change that is expected to produce advantageous results. These changes may be as varied as new management, products or technologies; restructuring or reorganization; or merger or acquisition.

The subadviser focuses on stocks of companies with growth potential and fixed-income securities, with emphasis on income-producing securities that appear to have some potential for capital appreciation. Normally, the Portfolio invests in common stocks and fixed-income securities that include commercial paper and bonds rated within the four highest rating categories by an established rating agency or, if not rated, that are determined by the subadviser to be of comparable quality. Ordinarily, at least 25% of the Portfolio's net assets are invested in fixed-income securities. The Portfolio's investments in equity and debt securities are compared to the S&P 500 Index, a widely recognized, unmanaged index of 500 U.S. common stocks, and the Lehman Aggregate Bond Index, a widely recognized, unmanaged index of bonds reflecting average prices in the bond market, respectively.

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                                       38

Currently, the Portfolio's assets are managed by: Fred Alger Management, Inc. ("Alger Management").

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

Generally the Balanced Portfolio is subject to MARKET RISK, FINANCIAL RISK, CREDIT RISK, and INTEREST RATE RISK. To the extent that the Portfolio invests in "growth" stocks, an investment may be more volatile than other types of investments. The returns of a fund concentrating in "growth" stocks tend to vary more than the returns of a fund concentration in "value" stocks; prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political, and economic developments than other stocks. All of these factors make growth-stock prices more volatile than the prices of value stocks. Because the Portfolio may buy a security and sell it in a relatively short time to take advantage of current gains, the Portfolio may assume additional risks relating to SHORT-TERM TRADING. Short-term trading may result in higher turnover and transaction expenses for the Portfolio.

The Portfolio's fixed-income portion is subject to additional risks, including the sensitivity of these securities to interest-rate movements and the potential for a decline in the Portfolio's market value in the event of an issuer's falling credit rating or actual default.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

MANAGER  CHANGE

The performance presented below represents the performance of the Portfolio (formerly, the "Managed Portfolio") under different investment strategies and managed by a different investment adviser prior to January 27, 2001, when the current investment adviser and subadviser assumed responsibilities for the management of the assets. If the current investment adviser and subadviser had managed the Portfolio for the periods presented, the performance would likely have differed from the financial information presented below in the bar chart.

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the Balanced Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the S&P 500 Index and the Lehman Aggregate Bond Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

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                                       39

                         [MARKET STREET FUND BAR CHART]

      BALANCED PORTFOLIO*(FORMERLY, MANAGED
                    PORTFOLIO)
--------------------------------------------
1992                                   11.96
1993                                   11.62
1994                                   -1.82
1995                                   24.43
1996                                   11.88
1997                                   21.23
1998                                   12.54
1999                                    0.75
2000                                    8.75
2001                                   -7.02

During the periods shown in the bar chart, the highest return for a quarter was 10.03% (quarter ended December 31, 1998) and the lowest return for a quarter was -8.00% (quarter ended March 31, 2001).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
---------------------------------------------------------------------------------------
Balanced Portfolio*. . . . . . . . . . . .          -7.02%          6.81%           9.03%
S&P 500 Index. . . . . . . . . . . . . . .         -11.89%         10.70%          12.94%
Lehman Aggregate Bond Index. . . . . . . .           8.44%          7.43%           7.23%

* Prior to January 27, 2001, the "Managed Portfolio" and managed by a different adviser.

The Portfolio's investments in equity securities are compared to the S&P 500 Index, a widely recognized, unmanaged index of 500 U.S. common stocks.

The Portfolio's investments in debt securities are compared to the Lehman Aggregate Bond Index, a widely recognized, unmanaged index of bonds reflecting average prices in the bond market.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

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                                       40

-    BOND  PORTFOLIO

INVESTMENT OBJECTIVE - A HIGH LEVEL OF CURRENT INCOME CONSISTENT WITH PRUDENT INVESTMENT RISK

PRIMARY  INVESTMENT  STRATEGIES

The Bond Portfolio invests primarily in a diversified portfolio of fixed income securities of U.S. and foreign issuers. The Portfolio's subadviser uses active fixed-income management techniques by focusing on four key areas: sector and sub-sector allocation; issue selection; duration; and term structure. The Lehman Aggregate Bond Index, the Portfolio's benchmark, is a widely recognized, unmanaged index of bonds reflecting average prices in the bond market.

Currently, the Portfolio's assets are managed by: Western Asset Management Company ("Western Asset").

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

The Bond Portfolio is subject to MARKET RISK, CREDIT RISK, and INTEREST RATE RISK. To the extent that the Portfolio invests in certain securities, the Bond Portfolio may assume additional risks relating to LOWER QUALITY DEBT
INSTRUMENTS, SHORT-TERM TRADING, and SECURITIES OF FOREIGN ISSUERS. Lower quality debt instruments are subject to above-average interest rate risk and credit risk, tend to have a higher default rate, and are speculative with only an adequate capacity to repay principal and interest. Short-term trading may result in higher turnover and transaction expenses for the Portfolio. Securities of foreign issuers entail risks not associated with domestic securities. For example, foreign issuers often are subject to securities laws, and accounting and reporting practices, less stringent than those in the U.S., and these issuers may be adversely impacted by political or economic instability or changes in currency exchange rates.

These risks, and the risks associated with other higher-risk securities and practices that the Portfolio may utilize, are described in more detail later in this Prospectus and the SAI. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

MANAGER  CHANGES

The performance presented below represents the Portfolio's performance under different investment strategies and managed by a different investment adviser prior to January 27, 2001, when the current investment adviser and subadviser assumed responsibilities for the management of the assets. If the current investment adviser and subadviser had managed the Portfolio for the periods presented, the performance would likely have differed from the financial information presented below in the bar chart.

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                                       41

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the Bond Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the Lehman Aggregate Bond Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      BOND PORTFOLIO*
---------------------
1992             5.95
1993            10.32
1994            -5.62
1995            20.45
1996             2.86
1997             9.50
1998             8.22
1999            -3.31
2000             9.68
2001             7.40

During the periods shown in the bar chart, the highest return for a quarter was 7.32% (quarter ended June 30, 1995) and the lowest return for a quarter was -4.18% (quarter ended March 31, 1994).

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)  PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
-----------------------------------------------------------------------------------------
Bond Portfolio*. . . . . . . . . . . . . .           7.40%          6.16%           6.30%
Lehman Aggregate Bond Index. . . . . . . .           8.44%          7.43%           7.23%

*    Prior  to  January  27,  2001,  managed  by  a  different  adviser.

The Lehman Aggregate Bond Index is a widely recognized, unmanaged index of bonds reflecting average prices in the bond market.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

-    MONEY  MARKET  PORTFOLIO

INVESTMENT OBJECTIVE - MAXIMUM CURRENT INCOME CONSISTENT WITH CAPITAL PRESERVATION AND LIQUIDITY.

PRIMARY  INVESTMENT  STRATEGIES

The Money Market Portfolio invests exclusively in U.S. dollar-denominated money market instruments that present minimal credit risks. These include U.S. government securities, bank obligations, repurchase agreements, commercial paper, and other corporate debt obligations. See Appendix A to the SAI for a complete discussion of the money market instruments in which the Portfolio may invest. The Salomon Smith Barney 3-Month Treasury Bill Index, the Portfolio's benchmark, represents the monthly returns equivalents of yield averages that are not marked to market and consists of the average of the last three 3-month Treasury bill issues.

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                                       42

All of the Portfolio's money market instruments mature in 397 days (13 months) or less. The average maturity of these securities, based on their weighted dollar value, does not exceed 90 days. The Portfolio intends to maintain a stable net asset value of $1.00 per share. All of the Portfolio's assets are rated in the two highest short-term categories (or their unrated equivalents) by a nationally recognized statistical rating organization ("Rating Agency"), and 95% of the Portfolio's assets are rated in the highest category (or its unrated equivalent) by a Rating Agency. A more detailed description of the rating categories is contained in the SAI and the Appendix to the SAI.

PRINCIPAL  RISKS  OF  INVESTING  IN  THE  PORTFOLIO

While the Portfolio only invests in high quality money market instruments, these investments are not entirely without risk. High quality money market instruments generally do not yield as high a level of income as longer-term or lower-grade securities, which may be considered OPPORTUNITY RISK. In addition, the yield of the Portfolio varies with changes in interest rates. There is a remote possibility that the Portfolio's share value could fall below $1.00, which could reduce the value of your investment in the Portfolio.

To the extent that the Portfolio invests in certain securities, the Money Market Portfolio may be affected by additional risks relating to REPURCHASE AGREEMENTS (credit risk) and WHEN-ISSUED SECURITIES (market, opportunity, and leverage risks). However, these risks may be lessened by the high quality of the securities in which the Portfolio invests.

These risks are described in more detail later in this Prospectus. SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY FINANCIAL INSTITUTION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. Investors should carefully read "Risks of Investing in the Portfolios" and "Investments and Techniques" below before investing in this Portfolio.

MANAGER  CHANGES

The performance presented below represents the Portfolio's performance under different investment strategies and managed by a different investment adviser prior to January 27, 2001, when the current investment adviser assumed responsibilities for the management of the assets. If the current investment adviser had managed the Portfolio for the periods presented, the performance would likely have differed from the financial information presented below in the bar chart.

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                                       43

THE  PORTFOLIO  PERFORMANCE

The bar chart and table shown below provide an indication of the risks of investing in the Money Market Portfolio by showing changes in the Portfolio's performance from year to year over a ten-year period and by showing how the Portfolio's average annual returns for one, five, and ten years compare to those of the Salomon Smith Barney 3-Month Treasury Bill Index. How the Portfolio has performed in the past is not necessarily an indication of how the Portfolio will perform in the future.

                         [MARKET STREET FUND BAR CHART]

      MONEY MARKET PORTFOLIO*
-----------------------------
1992                     3.18
1993                     2.59
1994                     3.81
1995                     5.61
1996                     5.15
1997                     5.33
1998                     5.29
1999                     4.91
2000                     6.16
2001                     3.64

During periods shown in the bar chart, the highest return for a quarter was 1.58% (quarter ended September 30, 2000) and the lowest return for a quarter was 0.47% (quarter ended December 31, 2001). The Portfolio's seven-day yield was
6.13%  for  the  period  ended  December  31,  2001.

AVERAGE ANNUAL TOTAL RETURNS
(FOR THE PERIODS ENDED DECEMBER 31, 2001)   PAST ONE YEAR   PAST 5 YEARS   PAST 10 YEARS
------------------------------------------------------------------------------------------
Money Market Portfolio* . . . . . . . . . .           3.64%          5.06%           4.56%
Salomon Smith Barney 3-Month Treasury Bill
  Index . . . . . . . . . . . . . . . . . .           4.09%          5.01%           4.70%

*    Prior  to  January  27,  2001,  managed  by  a  different  adviser.

The Salomon Smith Barney 3-Month Treasury Bill Index represents the monthly returns equivalents of yield averages that are not marked to market and consists of the average of the last three 3-month Treasury bill issues.

The performance information presented does not include the fees and charges associated with the variable contracts, and returns would have been lower if those fees and charges were included.

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                                       44

                      RISKS OF INVESTING IN THE PORTFOLIOS

Each Portfolio is subject to the risk that the Portfolio may not achieve its investment objective, and an investor may lose money (including the principal invested) by investing in the Portfolio. No one Portfolio alone should be considered a complete investment program, and any Portfolio's performance could fall below that of other possible investments. Except for the Money Market Portfolio, each Portfolio's price per share will fluctuate based on changes in the market prices of the underlying investments that each Portfolio holds.

Because each Portfolio invests in a different mix of securities and employs a different strategy for achieving the Portfolio's goals, the risks associated with each Portfolio vary. While the actual performance of any mutual fund cannot be predicted, investors should consider the possible risks associated with a Portfolio's investments. These risks include:

CORRELATION RISK. A measure of how closely two variables move together through time. For example, utility stocks tend to have a high degree of correlation because many of the same economic forces influence their share prices. Conversely, gold stock prices are not closely correlated with utility stock prices because they are influenced by very different factors. In building a diversified portfolio, investors often try to combine investments that are not closely correlated with one another.

CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise not honor a financial obligation.

CURRENCY RISK. The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may adversely affect the value of an investment. Currency fluctuations may negatively impact a Portfolio's investments and, therefore, the value of its portfolio even if the foreign stock has not declined in value in its own currency. For example:

     - A decline in the U.S. dollar value of other currencies would reduce the value of certain portfolio investments denominated in those currencies.

     - A Portfolio may have to sell portfolio securities to pay dividends to shareholders if the exchange rate for the currency in which a Portfolio receives interest payments declines against the U.S. dollar before the interest is paid to shareholders.

EXTENSION RISK. The risk that an unexpected rise in prevailing interest rates will extend the life of an outstanding mortgage-backed security by reducing the expected number of mortgage prepayments, typically reducing the security's value.

FINANCIAL RISK. For debt securities, credit risk. For equity securities, the risk that the issuer's earning prospects and overall financial position will deteriorate, causing a decline in the security's value.

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                                       45

RISKS OF INVESTING IN SECURITIES OF FOREIGN ISSUERS AND NON-U.S. DOLLAR SECURITIES. Investments in the securities of foreign issuers or investments in non-U.S. dollar securities involve significant risks that are not typically associated with investing in U.S. dollar-denominated securities or securities of domestic issuers. These investments may be affected by changes in currency exchange rates, changes in foreign or U.S. laws or restrictions applicable to these investments and in currency exchange control regulations. Some foreign stock markets (and other securities markets) may have substantially less volume than, for example, the New York Stock Exchange (or other domestic markets), and securities of some foreign issuers may be less liquid than securities of comparable domestic issuers. Commissions and dealer mark-ups on transactions in securities of foreign issuers and non-dollar securities may be higher than for similar transactions in the United States. In addition, clearance and settlement procedures may be different in foreign countries, and, in certain markets and on certain occasions, these procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct these transactions. The inability of a Portfolio to make intended investments due to settlement problems could cause it to miss attractive investment opportunities. Inability to dispose of portfolio securities or other investments due to settlement problems could result either in losses to a Portfolio due to subsequent declines in value of the portfolio investment or, if the Portfolio has entered into a contract to sell the investment, could result in possible liability to the purchaser.

Foreign issuers are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic companies, and there may be less publicly available information about a foreign issuer than about a domestic one. In addition, there is generally less government regulation of stock exchanges, brokers, and listed and unlisted issuers in foreign countries than in the United States. Furthermore, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of cash or other assets of the Portfolio, or political or social instability or diplomatic developments that could affect investments in those countries. Individual foreign economies also may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.

All Portfolios except the Money Market Portfolio may invest in securities of issuers located in countries with emerging economies and/or securities markets. These countries are located in the Asia-Pacific region, Eastern Europe, Central and South America, and Africa. Political and economic structures and institutions in many of these countries are undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized or expropriated assets of private companies. In addition, unanticipated political or social developments may affect the values of investments in these countries and the ability of a Portfolio to make additional investments in them. The small size, inexperience, and limited trading volume of the securities markets in certain of these countries may also make investments in these countries more volatile and less liquid than investments in securities traded in markets in Japan and Western European countries. As a result, these Portfolios may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to issuers located in certain of these countries, and it may be difficult as a result to assess the value or prospects of an investment in these issuers. The laws of some foreign countries may limit the ability of these Portfolios to invest in securities of certain issuers located or doing business in these countries.

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                                       46

HEDGING RISK. When a Portfolio hedges an asset it holds, any gain or loss generated by the hedge should be substantially offset by losses or gains on the hedged asset. Hedging is a useful way to reduce or eliminate risk of loss, but it also reduces or eliminates the potential for investment gains.

INFORMATION RISK. The risk that key information about a security or market is inaccurate or unavailable.

INTEREST RATE RISK. The risk that the market value of a debt or other income-bearing security will decline because of changes in prevailing interest rates. Generally, a rise in interest rates typically causes the market values of these securities to decline, particularly fixed-rate securities.

RISKS OF INVESTING IN LOWER QUALITY DEBT INSTRUMENTS. Lower quality debt instruments usually pay a higher interest rate than higher quality debt instruments, particularly lower quality debt instruments rated below investment-grade, but with the higher interest rate comes higher risks. Lower quality debt instruments may have the following characteristics:

     - Are speculative with lower capacity to make principal and interest payments than higher quality debt instruments;

     - Have a higher risk of default, tend to be less liquid, and may be more difficult to value;

     - Are issued by entities whose ability to make principal and interest payments is more likely than entities issuing higher-rated debt instruments to be affected by changes in economic conditions or other circumstances;

     - Have limited prospects for reaching investment-grade standing and, although unlikely, may be in default;

     - May be more severely affected than some other financial instruments by economic recession or substantial interest rate increases, by changing public perceptions of the market, or by legislation that limits their use in connection with corporate reorganizations or limits their tax or other advantages; and

     - Are more likely to react to developments affecting market risk and financial risk than are higher quality debt instruments, which react primarily to movements in the general level of interest rates.

LEVERAGE RISK. The risks associated with securities or investment practices that enhance return (or loss) without increasing the amount of investment, such as buying securities on margin or using certain derivative contracts or derivative securities. A Portfolio's gain or loss on a leveraged position may be greater than the actual market gain or loss in the underlying security or instrument. A Portfolio may also incur additional costs in taking a leveraged position (such as interest on borrowings) that may not be incurred in taking a non-leveraged position.

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                                       47

LIQUIDITY RISK. The risk that certain securities or other investments may be difficult or impossible to sell at the time the Portfolio would like to sell them or at the price these securities or other investments are valued.

MANAGEMENT RISK. The risk a strategy that a Portfolio's adviser or subadviser uses does not produce the intended result. For example, the adviser's or subadviser's judgment about the value or potential appreciation of a particular stock may prove to be incorrect.

MARKET RISK. The risk that the market value of a security may increase or decrease, sometimes rapidly and unpredictably, due to factors unrelated to the issuer. This risk may relate to the market as a whole, to a sector or a sector segment, or a particular issuer. This risk is common to all stocks and bonds and the mutual funds that invest in them.

NATURAL EVENT RISK. The risk of losses that are attributable to natural disasters, crop failures and similar events.

OPPORTUNITY RISK. The risk of missing out on an investment opportunity when the assets necessary to take advantage of the opportunity are tied up in less advantageous investments.

POLITICAL RISK. The risk of losses that are directly attributable to government actions or political events of any sort. Foreign countries may experience political or social instability or diplomatic developments that could affect investments in those countries.

PREPAYMENT RISK. The risk that an unexpected fall in prevailing interest rates will shorten the life of an outstanding mortgage-backed security by increasing the expected number of mortgage prepayments.

SMALL  COMPANY  RISK.  The risk of investing in securities of smaller companies.
These smaller companies may have limited product lines, markets, or financial resources and their securities may trade less frequently and in more limited volume than the securities of larger or more established companies. These companies are typically subject to a greater degree of changes in earnings and business prospects than are larger, more established issuers. As a result, the prices of securities of smaller companies may fluctuate to a greater degree than the prices of securities of other issuers. Although investing in securities of smaller companies offers potential for above-average returns, the risk exists that the companies will not succeed and the prices of the companies' shares could significantly decline in value.

MID CAP COMPANY RISK. The stocks of mid cap companies entail greater risk and are usually more volatile than the shares of larger companies.

GROWTH STOCK RISK. Growth stocks can be volatile for several reasons. Since they usually reinvest a high portion of earnings in their own businesses, they may lack the dividends usually associated with value stocks that can cushion their decline in a falling market. Also since investors buy these stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines.

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                                       48

SECTOR RISK. A sector is a distinct subset of a market or an industry with components that share similar characteristics. Sectors may be more narrowly divided into sector segments. Sector risk is when the securities of a particular market or industry sector, or segment of a sector, do not move in the same direction of the market or industry as a whole.

SPECULATION RISK. Speculation involves assuming a higher than average risk of loss in anticipation of gain. If a Portfolio uses a derivative contract or derivative security to speculate rather than hedge, it is directly exposed to the risks of that derivative contract or security. Gains or losses from speculative positions in a derivative contract or security may be substantially greater than the derivative contract or security's original cost.

VALUATION RISK. The risk that the market value of an investment falls substantially below the Portfolio's valuation of the investment. The risk may be exaggerated in volatile markets.

Please see the SAI for more information on investments, investment strategies, and their related risks.

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                                       49

                           INVESTMENTS AND TECHNIQUES

The Portfolios are permitted to use, within limits established by the Fund's Board, certain other securities and investment practices that may have higher risks and opportunities associated with them. On the following pages are brief descriptions of these securities and practices, along with certain of their associated risks.

HIGHER-RISK  SECURITIES  AND  PRACTICES



SECURITY OR PRACTICE                                 DESCRIPTION                                     RELATED RISKS
------------------------------------------------------------------------------------------------------------------------------
American Depositary           ADRs are receipts typically                                  Market, currency, information,
Receipts (ADRs)               issued by a U.S. financial                                   natural event, and political
                              institution which evidence                                   risks (i.e., the risks of investing
                              ownership of underlying                                      in foreign issuers and non- U.S.
                              securities of foreign  corporate                             dollar securities).
                              issuers. Generally, ADRs are in
                              registered form and are designed
                              for trading in U.S. markets.
------------------------------------------------------------------------------------------------------------------------------
Borrowing                     The borrowing of money                                       Credit risk and interest rate
                              directly from banks or through                               risks.
                              reverse repurchase agreements.
                              No Portfolio will borrow money
                              for leveraging purposes.
------------------------------------------------------------------------------------------------------------------------------
Writing Covered Call Option   A call option is the right to                                Interest rate, market, hedging,
Contracts on Securities       purchase a security for an                                   correlation, liquidity, credit,
                              agreed-upon price at any time                                and opportunity risks.
                              prior to an expiration date. By
                              writing (selling) a call option, a
                              Portfolio gives this right to a
                              buyer for a fee. A "covered" call
                              option contract is one where the
                              Portfolio owns the securities
                              subject to the option so long as
                              the option is outstanding.
------------------------------------------------------------------------------------------------------------------------------
Emerging Market Securities    Any securities primarily traded                              Credit,  market, currency,
                              on exchanges (or other markets)                              information, liquidity, interest
                              located in, or issued by                                     rate, valuation, natural event,
                              companies organized or                                       and political risks and the risks
                              primarily operating in, countries                            of investing in securities of
                              with emerging economies and/or                               foreign issuers and non-dollar
                              securities markets (typically                                securities.
                              located in Asia, the Asia-Pacific
                              region, Eastern Europe, Central
                              and South America and Africa).
------------------------------------------------------------------------------------------------------------------------------
European and Global           EDRs and GDRs are receipts                                   Market, currency, information,
Depositary Receipts (EDRs     evidencing an arrangement with                               natural event, and political
and GDRs)                     a non-U.S. financial institution                             risks (i.e., the risks of investing
                              similar to that for ADRs and are                             in securities of foreign issuers
                              designed for use in non-U.S.                                 and non-dollar securities).
                              securities markets. EDRs and
                              GDRs are not necessarily quoted
                              in the same currency as the
                              underlying security.
------------------------------------------------------------------------------------------------------------------------------
                                       50

Securities of Foreign and     Securities of (1) organizations                              Market, currency, information,
International Issuers         and companies organized                                      interest rate, natural event, and
                              outside the United States, (2)                               political risks.
                              companies whose securities are
                              principally traded outside the
                              United States, and (3) foreign
                              governments or agencies and
                              instrumentalities of foreign
                              governments.
------------------------------------------------------------------------------------------------------------------------------
Foreign Money Market          Short-term debt obligations                                  Market, currency, information,
Securities                    issued by foreign financial                                  interest rate, natural event, and
                              institutions or by foreign                                   political risks.
                              branches of U.S. financial
                              institutions or foreign issuers.
------------------------------------------------------------------------------------------------------------------------------
Forward Foreign Currency      Contracts involving the right or                             Currency, liquidity, credit and
Exchange Contracts            obligation to buy or sell a given                            leverage risks. When used for
                              amount of foreign currency at a                              hedging, also has hedging,
                              specified price and future date.                             correlation, and opportunity
                                                                                           risks.
------------------------------------------------------------------------------------------------------------------------------
Illiquid Assets               An investment that is difficult or                           Liquidity, valuation and market
                              impossible to sell at                                        risks.
                              approximately the time that a
                              Portfolio would like to sell it for
                              the price at which the investment
                              is valued.
------------------------------------------------------------------------------------------------------------------------------
Mortgage-Backed Securities    Securities backed by pools of                                Credit, extension, prepayment,
                              mortgages, including pass-                                   and interest rate risks.
                              through certificates and
                              collateralized mortgage
                              obligations (CMOs).
------------------------------------------------------------------------------------------------------------------------------
Mortgage Dollar Rolls         A Portfolio sells securities for                             Interest rate and prepayment,
                              delivery in the current month                                risks.
                              and simultaneously contracts
                              with the same counterparty to
                              repurchase similar securities on
                              a specified future date. The
                              Portfolio may benefit to the
                              extent of any difference between
                              the price received for securities
                              sold and the lower forward price
                              for the future purchase or fee
                              income plus the interest earned
                              on the cash proceeds of the
                              securities sold until the
                              settlement date of the forward
                              purchase.
------------------------------------------------------------------------------------------------------------------------------
Non-Dollar Securities         Securities issued, denominated                               Currency and liquidity risks.
                              or quoted in foreign currencies.
------------------------------------------------------------------------------------------------------------------------------
Lower Quality Debt            Debt securities rated BB+ and                                Credit, market, liquidity,
Instruments                   below by S&P or Ba1 and below                                valuation, and information
                              by Moody's (or by other rating                               risks, and risks of investing in
                              agencies such as Fitch, or                                   lower-quality debt instruments.
                              comparable unrated securities
                              (see the Appendix to the SAI)).
------------------------------------------------------------------------------------------------------------------------------
Asset-Backed Securities       Securities backed primarily by                               Credit, extension, prepayment,
                              pools of non-mortgage related                                and interest rate risks.
                              collateral such as credit cards,
                              auto loans, equipment lease
                              receivables, etc.
------------------------------------------------------------------------------------------------------------------------------
                                       51

Equity Interests in Real      Pooled investment vehicles that                              Credit, market, financial,
Estate Investment Trusts      invest primarily in income                                   prepayment, extension, and
(REITs)                       producing real estate or real                                interest rate risks.
                              estate related loans or interests.
                              REITs may include operating
                              companies that invest in and
                              manage income-producing real
                              estate or real estate-related
                              businesses.
------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements         The purchase of a security that                              Credit risk.
                              the issuer agrees to buy back
                              later at the same price plus
                              interest.
------------------------------------------------------------------------------------------------------------------------------
Reverse Repurchase            The lending of short-term debt                               Leverage and credit risks.
Agreements                    securities, often used to facilitate
                              borrowing.
------------------------------------------------------------------------------------------------------------------------------
Securities Lending            The lending of securities to                                 Credit risk.
                              financial institutions, which
                              provide a Portfolio with cash, or
                              other liquid debt or equity
                              securities as collateral.
------------------------------------------------------------------------------------------------------------------------------
Short-Term Trading            Selling a security shortly after                             Market risk.
                              purchase or repurchasing it
                              shortly after it was sold (which
                              can lead to higher turnover and
                              transaction expenses).
------------------------------------------------------------------------------------------------------------------------------
Small Capitalization          Smaller companies included in                                Market and small company
Companies                     the Wilshire 5000 equity                                     risk.
                              universe that rank typically from
                              number 751 to number 2,500 by
                              market capitalization.
------------------------------------------------------------------------------------------------------------------------------
Mid Capitalization            Mid cap companies include                                    Market and mid cap company
Companies                     those companies whose market                                 risk.
                              capitalization falls within the
                              range of companies in the S&P
                              400 Index.
------------------------------------------------------------------------------------------------------------------------------
Exchange Traded Funds         ETFs are baskets of securities                               Market, hedging or speculation,
(ETFs)                        that, like stocks, are priced                                leverage, correlation, liquidity,
                              continuously and trade                                       and opportunity.
                              throughout the day on
                              exchanges. ETFs may track a
                              securities index, a particular
                              market sector, or a particular
                              segment of a securities index or
                              market sector.
------------------------------------------------------------------------------------------------------------------------------
Stock Index Futures           An agreement to buy or sell a                                Market, hedging or speculation,
Contracts and Options on      specific amount of a stock index                             leverage, correlation, liquidity,
Futures Contracts             at a particular price on a                                   and opportunity.
                              stipulated future date. Unlike an
                              option, a futures contract
                              obligates the buyer to buy and
                              the seller to sell the underlying
                              commodity or financial
                              instrument at the agreed-upon
                              price and date or to pay or
                              receive money in an amount
                              equal to such price. An option
                              on a futures contract gives the
                              portfolio the right, for a specified
                              price, to sell or to
                              purchase the underlying futures
                              contract at any time during the
                              option period.
------------------------------------------------------------------------------------------------------------------------------
                                       52

When-Issued Securities and    The purchase and sale of                                     Market, opportunity, interest
Forward Commitments           securities for delivery at a future                          rate, credit, and leverage risks.
                              date; market value may change
                              before delivery.
------------------------------------------------------------------------------------------------------------------------------

HIGHER RISK SECURITIES AND PRACTICES TABLE. The following table shows each Portfolio's investment limitations with respect to certain securities and practices that may be somewhat more risky, as a percentage of portfolio assets.





                                         ALL     ALL    ALL     ALL
                                 ALL     PRO     PRO    PRO     PRO
                                 PRO    LARGE   LARGE  SMALL   SMALL  EQUITY
                                BROAD    CAP     CAP    CAP     CAP    500     INTER-   MID CAP                    MONEY
                                EQUITY  GROWTH  VALUE  GROWTH  VALUE  INDEX   NATIONAL  GROWTH   BALANCED   BOND   MARKET
                                ------  ------  -----  ------  -----  ------  --------  -------  ---------  -----  ------
INVESTMENT PRACTICES
-------------------------------------------------------------------------------------------------------------------------
BORROWING; REVERSE REPURCHASE
     AGREEMENTS                     30      30     30      30     30      30        30       30        30     30       30
-------------------------------------------------------------------------------------------------------------------------
MORTGAGE DOLLAR ROLLS                x       x      x       x      x       x         x        x        --     --        x
-------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS               --      --     --      --     --      --        --       --        --     --       --
-------------------------------------------------------------------------------------------------------------------------
REITS                               --      --     --      --     --      --        --       --        --     --       --
-------------------------------------------------------------------------------------------------------------------------
SECURITIES LENDING                  30      30     30      30     30      30        30       30        30     30       30
-------------------------------------------------------------------------------------------------------------------------
SHORT-TERM TRADING                  --      --     --      --     --      --        --       --        --     --       --
-------------------------------------------------------------------------------------------------------------------------
SMALLER CAPITALIZATION
     COMPANIES                      --      --     --      --     --      --        --       --        --      x        x
-------------------------------------------------------------------------------------------------------------------------
WHEN-ISSUED SECURITIES;
     FORWARD COMMITMENTS(1)         10      10     10      10     10      10        10       10        10     10       10
-------------------------------------------------------------------------------------------------------------------------
CONVENTIONAL SECURITIES
-------------------------------------------------------------------------------------------------------------------------
ADRS, EDRS AND GDRS                 --      --     --      --     --      --        --       --        --      x        x
-------------------------------------------------------------------------------------------------------------------------
LOWER QUALITY DEBT INSTRUMENTS       x       x      x       x      x       x        x         x      25(2)  25(2)       x
-------------------------------------------------------------------------------------------------------------------------
SECURITIES OF FOREIGN ISSUERS AND
     NON-U.S. DOLLAR SECURITIES     25      25     25      25     25      25        --       25        25     25       25
-------------------------------------------------------------------------------------------------------------------------
EMERGING MARKET SECURITIES          --      --     --      --     --      --        --       --        --     --        x
-------------------------------------------------------------------------------------------------------------------------
ILLIQUID ASSETS(1)                  15      15     15      15     15       x        15       15        15     15       10
-------------------------------------------------------------------------------------------------------------------------
DERIVATIVE SECURITIES AND
     CONTRACTS
-------------------------------------------------------------------------------------------------------------------------
COVERED CALL OPTION CONTRACTS       25      25     25      25     25      25        25       25        25      x        x
-------------------------------------------------------------------------------------------------------------------------
FORWARD FOREIGN CURRENCY
     EXCHANGE CONTRACTS             --      --     --      --     --      --        --       --        --     --        x
-------------------------------------------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES           x       x      x       x      x       x        x         x        --     --        x
-------------------------------------------------------------------------------------------------------------------------
EXCHANGE TRADED FUNDS               --      --     --      --     --      --        --       --        --     --        x
-------------------------------------------------------------------------------------------------------------------------
STOCK INDEX FUTURES CONTRACTS       --      --     --      --     --      --        --       --        --      x        x
-------------------------------------------------------------------------------------------------------------------------


(1)     Numbers  in  this  row  refer  to  net,  rather  than  total,  assets.

(2)     May  only  invest up to 25% of the value of the Portfolio's total assets in corporate debt securities (other than commercial  paper).




LEGEND

30 A number indicates the maximum percentage of total assets (but see note 1) that the Portfolio is permitted to invest in that practice or type of security. Numbers in this table show allowable usage only; for actual usage, consult the Portfolio's annual and semi-annual reports.
--------------------------------------------------------------------------------
                                       53

* A check mark means that there is no policy limitation on the Portfolio's usage of that practice or type of security, and the Portfolio may or may not be currently using that practice or investing in that type of security.

X An "x" mark means that the Portfolio is not permitted to use that practice or invest in that type of security.

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                                       54

ADDITIONAL  SECURITIES  AND  PRACTICES

OTHER INVESTMENT COMPANIES. The Portfolios may invest in the securities of other investment companies within the limits of Sections 12(d)(1)(A) and (B) as permitted by the Investment Company Act of 1940 (the "1940 Act"). In connection with managing its cash position, a Portfolio may invest in the securities of other investment companies that are money market funds, which may include the Fund's affiliates (as defined in the 1940 Act), within the limits provided by the 1940 Act. In addition to a Portfolio's expenses (including the various fees), a Portfolio, as a shareholder in another investment company, also bears its pro rata portion of the other investment company's expenses (including fees).

TEMPORARY INVESTMENTS. It is the general policy of each of the Portfolios to be fully invested in accordance with its applicable investment objective and policies. However, pending investment of cash balances, or if MSIM or a subadviser believes that business or financial conditions warrant, a Portfolio, subject to the Portfolio's permitted investments, may invest without limit in cash or in money market cash equivalents, including: (1) short-term U.S. Government Securities; (2) certificates of deposit, bankers' acceptances, and interest-bearing savings deposits of commercial banks; (3) prime quality commercial paper; (4) repurchase agreements covering any of the securities in which the Portfolio may invest directly; and (5) subject to the limits of the 1940 Act, shares of other investment companies (which may include affiliates of the Fund) that invest in securities in which the Portfolios may invest. During periods when, and to the extent that, a Portfolio is invested in cash equivalents, the Portfolio will not be pursuing its investment objective.

--------------------------------------------------------------------------------
                                       55

                                   MANAGEMENT

INVESTMENT  ADVISER

Under the investment advisory agreement, MSIM, at MSIM's own expense and subject to the supervision of the Fund's Board, provides each Portfolio with investment advice and manages, or arranges for the management of, the investment and reinvestment of a Portfolio's assets. MSIM also performs research services and evaluates statistical and financial data relevant to a Portfolio's investment policies, and provides the Fund's Board with regular reports as to a Portfolio's overall investment plan, schedule of investments and other assets, and recent purchases and sales. The compensation (as a percentage of each Portfolio's average daily net assets), paid quarterly by the Fund to MSIM, is described in the table below.

As the investment adviser to each of the Portfolios, MSIM uses a "manager of managers" approach for the Portfolios (other than the Money Market Portfolio) through which MSIM allocates each of the Portfolio's assets to one or more investment subadvisers who specialize in the investment strategies that are intended to assist the Portfolio in achieving that Portfolio's investment goals. While MSIM has "manager of managers" authority for the Money Market Portfolio, MSIM is not currently using that authority with respect to the Money Market Portfolio but may do so in the future. For the All Pro Portfolios, MSIM allocates each of the Portfolio's assets among two or more "specialist" investment subadvisers. (See "Introduction To the All Pro Portfolios.")

MSIM selects subadvisers for the Portfolios (other than the Money Market Portfolio) based on a continuing quantitative and qualitative evaluation of the subadvisers' skills and proven abilities in managing assets pursuant to a particular investment style. Short-term performance is not by itself a significant factor in selecting or terminating investment subadvisers, and, therefore, MSIM does not anticipate frequent changes in investment subadvisers. Criteria for employment of investment subadvisers include, but are not limited to, proven discipline and thoroughness in pursuit of stated investment objectives, long term above-average performance, an ability to preserve capital in declining markets, and the expertise and level of service of the investment subadviser's staff and organization. Investment subadvisers may have different investment styles and security selection disciplines.

With respect to the All Pro Portfolios, MSIM selects subadvisers that MSIM believes can invest segments of the Portfolio in a manner such that the Portfolio overall will have characteristics and performance dynamics similar to the applicable Wilshire-style benchmark index. To this end, MSIM may select subadvisers that specialize in some, but not necessarily all, of the securities comprising the benchmark index. By using more than one subadviser, MSIM can acquire the expertise believed to result in optimal performance for the Portfolio. To the extent MSIM deems it appropriate to achieve a Portfolio's investment objective, MSIM reallocates Portfolio assets among subadvisers.

--------------------------------------------------------------------------------
                                       56

MSIM monitors the performance of each investment subadviser and of each Portfolio and recommends to the Fund's Board that a Portfolio employ or terminate particular investment subadvisers. Pursuant to the Fund's "manager of managers" authority, the Fund's Board and MSIM may employ or terminate subadvisers without shareholder approval. In the event that a new subadviser is employed for a Portfolio or a Portfolio segment, investors in that Portfolio will be sent additional information about the subadviser. Typically, a new subadviser will restructure the investment holdings of the Portfolio segment in accordance with the new subadviser's investment style and approach. Accordingly, for a new subadviser who manages 50% of the total Portfolio's assets, the result could be a portfolio turnover rate up to 50% of that Portfolio. Higher portfolio turnover rates cause increased brokerage expenses and other acquisition costs, which, in turn, can have a negative impact on the Portfolio's short-term performance. MSIM believes that a new subadviser's longer-term performance can more than compensate for the increased brokerage expenses and other acquisition costs.

MSIM has retained Wilshire as an investment management consultant to assist MSIM in identifying and evaluating the performance of potential subadvisers for each of the All Pro Portfolios and the Mid Cap Growth and Bond Portfolios. Wilshire does not participate in the selection of portfolio securities for any Portfolio or in any way participate in the day-to-day management of the Portfolios or the Fund. Wilshire assists MSIM in gathering data and performing the quantitative analysis necessary to identify the styles and past performance of potential subadvisers. Wilshire also assists MSIM in performing similar ongoing quantitative analysis of the performance of the subadvisers of the All Pro Portfolios and the Mid Cap Growth and Bond Portfolios and in determining whether changes in a subadviser would be desirable for any of these Portfolios. Wilshire is located at 1299 Ocean Avenue, Suite 700, Santa Monica CA 90401.

On behalf of the All Pro Portfolios, and after consultation with Wilshire, MSIM has selected each of the subadvisers listed below.

SUBADVISERS TO THE ALL PRO BROAD EQUITY PORTFOLIO. The assets of the All Pro Broad Equity Portfolio are managed in part by Alliance Capital Management L.P. ("Alliance Capital"), in part by Sanford C. Bernstein & Co., LLC ("Bernstein"), in part by Husic Capital Management ("Husic"), and in part by Reams Asset Management Company, LLC ("Reams").

     ALLIANCE CAPITAL. Alliance Capital is a leading global investment adviser supervising client accounts with assets, together with Bernstein, totaling approximately $455 billion as of December 31, 2001. Alliance Capital is located at 1345 Avenue of the Americas, New York, New York.

     BERNSTEIN. BERNSTEIN IS AN INDIRECT WHOLLY OWNED SUBSIDIARY OF ALLIANCE CAPITAL. BERNSTEIN CONDUCTS ITS INVESTMENT MANAGEMENT SERVICES WITH THE ASSISTANCE OF THE BERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT UNIT OF ALLIANCE CAPITAL (THE "BERNSTEIN UNIT"). THE BERNSTEIN UNIT SERVICES THE FORMER INVESTMENT RESEARCH AND MANAGEMENT BUSINESS OF SANFORD C. BERNSTEIN & CO., INC. ("BERNSTEIN INC."), A REGISTERED INVESTMENT ADVISER ACQUIRED BY ALLIANCE CAPITAL IN OCTOBER 2000 THAT HAD OVER 30 YEARS EXPERIENCE MANAGING LARGE CAP VALUE PORTFOLIOS FOR INSTITUTIONAL CLIENTS, AND TOGETHER WITH ALLIANCE CAPITAL, MANAGED APPROXIMATELY $455 BILLION AS OF DECEMBER 31, 2001. BERNSTEIN IS LOCATED AT 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK.

--------------------------------------------------------------------------------
                                       57

     HUSIC. HUSIC OFFERS PRODUCTS ACROSS THE MARKET CAPITALIZATION SPECTRUM AND IS DEDICATED TO GROWTH STYLE MANAGEMENT. HUSIC MANAGED ON BEHALF OF
     INSTITUTIONS AND INDIVIDUALS APPROXIMATELY $1.8 BILLION AS OF MARCH 31, 2002. HUSIC IS LOCATED AT 555 CALIFORNIA STREET, SUITE 2900, SAN FRANCISCO, CALIFORNIA 94104.

     REAMS.  REAMS  PROVIDES  INVESTMENT  MANAGEMENT  SERVICES  PRIMARILY  TO
     INSTITUTIONAL CLIENTS. REAMS OFFERS SMALL-CAP AND SMALL TO MID CAP VALUE PRODUCTS FOR ITS CLIENTS AND HAD APPROXIMATELY $13 BILLION IN ASSETS UNDER MANAGEMENT AS OF MARCH 31, 2002. REAMS IS LOCATED AT 227 WASHINGTON STREET, COLUMBUS, INDIANA.

SUBADVISERS TO THE ALL PRO LARGE CAP GROWTH PORTFOLIO. The assets of the All Pro Large Cap Growth Portfolio are managed in part by Alliance Capital and in part by Geewax, Terker & Co. ("Geewax").

     ALLIANCE CAPITAL. ALLIANCE CAPITAL IS A LEADING GLOBAL INVESTMENT ADVISER SUPERVISING CLIENT ACCOUNTS WITH ASSETS, TOGETHER WITH BERNSTEIN, TOTALING APPROXIMATELY $455 BILLION AS OF DECEMBER 31, 2001. ALLIANCE CAPITAL IS LOCATED AT 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK.

     GEEWAX. GEEWAX HAS EXPERTISE IN LARGE-CAPITALIZATION GROWTH EQUITY MANAGEMENT AND PROVIDED PORTFOLIO MANAGEMENT FOR APPROXIMATELY $4.2 BILLION IN ASSETS AS OF MARCH 31, 2002. GEEWAX IS LOCATED AT 414 OLD BALTIMORE PIKE, CHADDS FORD, PENNSYLVANIA 19317.

SUBADVISERS TO THE ALL PRO LARGE CAP VALUE PORTFOLIO. The assets of The All Pro Large Value Portfolio are managed in part by Mellon Equity Associates, LLP
("Mellon  Equity")  and  in  part  by  Bernstein.

     MELLON EQUITY. MELLON EQUITY IS A PENNSYLVANIA LIMITED LIABILITY PARTNERSHIP. MELLON BANK, N.A. IS THE 99% LIMITED PARTNER AND MMIP, LLC IS THE 1% GENERAL PARTNER OF MELLON EQUITY. MMIP, LLC IS A WHOLLY OWNED SUBSIDIARY OF MELLON BANK, N.A. MELLON EQUITY MANAGES ALL OF ITS OWN RESEARCH, PORTFOLIO MANAGEMENT, MARKETING AND CLIENT CONTACT. MELLON EQUITY MANAGED APPROXIMATELY $22 BILLION IN ASSETS AS OF MARCH 31, 2002. MELLON EQUITY IS LOCATED AT 500 GRANT STREET, SUITE 4200, PITTSBURGH, PENNSYLVANIA.

     BERNSTEIN. BERNSTEIN IS AN INDIRECT WHOLLY OWNED SUBSIDIARY OF ALLIANCE CAPITAL. BERNSTEIN CONDUCTS ITS INVESTMENT MANAGEMENT SERVICES WITH THE ASSISTANCE OF THE BERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT UNIT OF ALLIANCE CAPITAL (THE "BERNSTEIN UNIT"). THE BERNSTEIN UNIT SERVICES THE FORMER INVESTMENT RESEARCH AND MANAGEMENT BUSINESS OF SANFORD C. BERNSTEIN & CO., INC. ("BERNSTEIN INC."), A REGISTERED INVESTMENT ADVISER ACQUIRED BY ALLIANCE CAPITAL IN OCTOBER 2000 THAT HAD OVER 30 YEARS EXPERIENCE MANAGING LARGE CAP VALUE PORTFOLIOS FOR INSTITUTIONAL CLIENTS, AND TOGETHER WITH ALLIANCE CAPITAL, MANAGED APPROXIMATELY $455 BILLION AS OF DECEMBER 31, 2001. BERNSTEIN IS LOCATED AT 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK.

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                                       58

SUBADVISERS TO THE ALL PRO SMALL CAP GROWTH PORTFOLIO. The assets of the All Pro Small Cap Growth Portfolio are managed in part by Husic and in part by Lee Munder Investments, Ltd. ("Lee Munder Investments").

     HUSIC. HUSIC OFFERS PRODUCTS ACROSS THE MARKET CAPITALIZATION SPECTRUM AND IS DEDICATED TO GROWTH STYLE MANAGEMENT. HUSIC MANAGED ON BEHALF OF
     INSTITUTIONS AND INDIVIDUALS APPROXIMATELY $1.8 BILLION AS OF MARCH 31, 2002. HUSIC IS LOCATED AT 555 CALIFORNIA STREET, SUITE 2900, SAN FRANCISCO, CALIFORNIA 94104.

     LEE MUNDER INVESTMENTS. LEE MUNDER INVESTMENTS EMPHASIZES COMPANIES THAT HAVE ESTABLISHED A PATTERN OF BUSINESS SUCCESS: ABOVE AVERAGE GROWTH, SUPERIOR FINANCIAL CHARACTERISTICS, SUPERIOR BUSINESS POSITIONS, AND STRONG MANAGEMENT. LEE MUNDER INVESTMENTS HAD APPROXIMATELY $1.4 BILLION IN ASSETS UNDER MANAGEMENT AS OF MARCH 31, 2002. LEE MUNDER INVESTMENTS IS LOCATED AT 200 CLARENDON STREET, BOSTON, MASSACHUSETTS.

SUBADVISERS TO THE ALL PRO SMALL CAP VALUE PORTFOLIO. The assets of the All Pro Small Cap Value Portfolio are managed in part by Reams and in part by Sterling Capital Management LLC ("Sterling").

     REAMS.  REAMS  PROVIDES  INVESTMENT  MANAGEMENT  SERVICES  PRIMARILY  TO
     INSTITUTIONAL CLIENTS. REAMS OFFERS SMALL-CAP AND SMALL TO MID CAP VALUE PRODUCTS FOR ITS CLIENTS AND HAD APPROXIMATELY $13 BILLION IN ASSETS UNDER MANAGEMENT AS OF MARCH 31, 2002. REAMS IS LOCATED AT 227 WASHINGTON STREET, COLUMBUS, INDIANA.

     STERLING. STERLING'S SMALL CAPITALIZATION APPROACH UTILIZES A MULTIFACETED VALUATION ANALYSIS OF THE INTRINSIC WORTH OF COMPANIES WHICH INCLUDES FOCUSING ON THEIR FREE CASH FLOW, RETURN ON CAPITAL, AND BALANCE SHEET STRENGTH. STERLING HAD TOTAL ASSETS UNDER MANAGEMENT OF APPROXIMATELY $5.3 BILLION AS OF MARCH 31, 2002. STERLING IS LOCATED AT 301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA.

THE EQUITY 500 INDEX, INTERNATIONAL, MID CAP GROWTH, BALANCED, BOND, AND MONEY MARKET PORTFOLIOS. MSIM also serves as investment adviser for the Equity 500 Index, International, Mid Cap Growth, Balanced, Bond, and Money Market Portfolios. To manage the investments of the assets of these Portfolios, MSIM has engaged the following subadvisers, as listed below, each of whom serves subject to the general oversight of the Fund's Board and subject to the monitoring and supervision of MSIM.

SSgA has been engaged to manage the investments of the Equity 500 Index Portfolio's assets. SSgA is one of the State Street Global Advisors companies that constitute the investment management business of State Street Corporation. SSgA had assets under management of approximately $57.0 billion as of March 31, 2002. SSgA is located at One International Place, Boston, MA 02110.

TBC has been engaged to manage the investments of the International Portfolio's assets. TBC had assets under management of approximately $24 billion as of March 31, 2002. TBC is located at One Boston Place, Boston, MA 02108.

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                                       59

T. Rowe Price has been engaged to manage the investments of the Mid Cap Growth Portfolio's assets. T. Rowe Price has assets under management of approximately $156.3 billion as of December 31, 2001. T. Rowe Price is located at 100 East Pratt Street, Baltimore, MD.

Alger Management has been engaged to manage the investments of the Balanced Portfolio's assets. Alger Management had assets under management of approximately $13.1 billion as of March 31, 2002. Alger Management is located at 111 Fifth Avenue, New York, New York 10003.

Western Asset has been engaged to manage the investments of the Bond Portfolio's assets. Western Asset had assets under management of approximately $98.1 billion as of March 31, 2002. Western Asset is located at 117 East Colorado Blvd., Pasadena, CA.

PORTFOLIO  ADVISORY  FEES

The following table shows the Portfolio advisory fees paid in 2001 by the Portfolios to the Fund's investment adviser. During the period January 1, 2001 through January 26, 2001, for the All Pro Broad Equity (formerly, "Growth"), Mid Cap Growth (formerly, "Aggressive Growth"), Balanced (formerly, "Managed"), Bond, and Money Market Portfolios, the Fund paid these advisory fees to a former adviser.

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                                       60

                                                                  MAXIMUM
                                FEE PAID IN 2001                ANNUAL RATE
                          (AS A PERCENTAGE OF AVERAGE   (AS A PERCENTAGE OF AVERAGE
PORTFOLIO                      DAILY NET ASSETS)1            DAILY NET ASSETS)
------------------------------------------------------------------------------------
All Pro Broad Equity . .                         0.71%                         0.75%
All Pro Large Cap Growth                         0.70%                         0.70%
All Pro Large Cap Value.                         0.70%                         0.70%
All Pro Small Cap Growth                         0.90%                         0.90%
All Pro Small Cap Value.                         0.90%                         0.90%
Equity 500 Index . . . .                         0.24%                         0.24%
International. . . . . .                         0.75%                         0.75%
Mid Cap Growth . . . . .                         0.72%                         0.75%
Balanced . . . . . . . .                         0.54%                         0.55%
Bond . . . . . . . . . .                         0.40%                         0.40%
Money Market . . . . . .                         0.25%                         0.25%

1 With respect to fees paid in 2001 for each of the Portfolios (except the All Pro Portfolios and the Money Market Portfolio), the fee payable by a Portfolio to the current or former adviser is graduated so that increases in the respective Portfolio's net assets may result in a lower fee and decreases in the Portfolio's net assets may result in a higher fee. The maximum annual rate payable to the Adviser is indicated by the right-hand column above. See "Investment Advisory and Other Services" in the SAI for further information.

PORTFOLIO  MANAGERS

Assets of each Portfolio (other than the Money Market Portfolio) are managed by one or more subadvisers that have contracted with MSIM to bring a specific asset management strategy to the management of that Portfolio.

The table below summarizes the background data with respect to each subadviser's portfolio managers that provide the day-to-day management of each Portfolios' assets.


ALL PRO BROAD EQUITY   Alliance Capital        Alliance Capital's following investment professionals have served
AND ALL PRO LARGE CAP                          as portfolio managers to the All Pro Broad Equity Portfolio since
GROWTH PORTFOLIOS                              January 27, 2001 and the All Pro Large Cap Growth Portfolio
                                               since December 6, 2000: Stephen W. Pelensky, Penn State
                                               University; M.B.A., University of Pennsylvania; joined Alliance
                                               Capital in 1994, began investment experience in 1979; and
                                               William D. Baird, University of Michigan; M.B.A., New York
                                               University; joined Alliance Capital in 1994, began investment experience in 1992.

ALL PRO LARGE CAP      Geewax                  Geewax's following investment professionals have served as
GROWTH PORTFOLIO                               portfolio managers to the All Pro Large Cap Growth Portfolio since May 1, 1998: John J. Geewax: B.S., M.B.A., J.D., Ph.D.
                                               (ABD), University of Pennsylvania; founded Geewax in 1982, began investment experience in 1980; and Christopher P. Ouimet:
                                               B.S., Albright College; M.B.A., St. Joseph's University; joined
                                               Geewax in 1994.

ALL PRO LARGE CAP      Mellon Equity           Mellon Equity's following investment professionals have served
VALUE PORTFOLIO                                as portfolio managers to the All Pro Large Cap Value Portfolio since May 1, 1998: Robert A. Wilk, CFA: B.S. in Management and Electrical Engineering, M.I.T.; M.S. in Finance, M.I.T.;
                                               joined Mellon Equity in 1990, began investment experience in
                                               1971; and Jocelin A. Reed, CFA: B.S. in Finance, Pennsylvania
                                               State University; M.B.A. in Finance, University of Pittsburgh;
                                               joined Mellon Equity in 1996, began investment experience in
                                               1991. Mr. Wilk is the Chief Investment Officer and a Senior Vice
                                               President of Mellon Equity.

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                                       61

ALL PRO BROAD EQUITY   Bernstein               The following investment professionals have served as portfolio
AND ALL PRO LARGE CAP                          managers to the All Pro Large Cap Value Portfolio since April
VALUE PORTFOLIOS                              13, 2000 and to the All Pro Broad Equity Portfolio since January
                                               27, 2001: (1) Marilyn G. Fedak, Executive Vice President and
                                               Chief Investment Officer - U.S. Value Equities at Alliance
                                               Capital since October 2, 2000 and prior to that Chief Investment
                                               Officer and Chairman of the U.S. Equity Investment Policy
                                               Group at Sanford C. Bernstein & Co., Inc. ("Bernstein Inc.")
                                               since 1993; has managed portfolio investments since 1976;
                                               joined Bernstein in 1984; B.A., Smith College; M.B.A., Harvard
                                               Business School; and (2) Steven Pisarkiewicz, Chief Investment
                                               Officer - Structured Equities of Alliance Capital's Bernstein
                                               Unit since October 2, 2000 and prior to that Chief Investment
                                               Officer - Structured Equity Services of Bernstein Inc.; joined
                                               Bernstein in 1989; Senior Portfolio Manager since 1997; B.S.,
                                               University of Missouri; M.B.A., University of California at
                                               Berkeley.

ALL PRO BROAD EQUITY   Husic                   Husic's following investment professionals have served as
AND SMALL CAP GROWTH                           portfolio managers to the All Pro Small Cap Growth Portfolio
PORTFOLIOS                                     since May 1, 1998 and to the All Pro Broad Equity Portfolio since January 27, 2001: Frank J. Husic, CFA: B.S. Mathematics,
                                               Youngstown State University; M.S. in Industrial Administration,
                                               Carnegie Mellon University; M.A. Economics, University of
                                               Pennsylvania; founded Husic in 1986, began investment
                                               experience in 1971; and Ronald J. Leong, CFA: B.S. with High
                                               Honors in Banking and Finance, San Francisco State University;
                                               joined Husic in 1989, began investment experience in 1989.

ALL PRO SMALL CAP      Lee Munder Investments  Lee Munder Investments's following investment professionals
GROWTH PORTFOLIO                               have served as portfolio managers to the All Pro Small Cap
                                               Growth Portfolio since August 24, 2000; and these same
                                               professionals, while employed at a previous investment adviser, served as portfolio managers for the Portfolio from May 1, 1998 to August 24, 2000: Nicholas S. Battelle, CFA: degrees from
                                               Duke University and Columbia University Graduate School of
                                               Business; joined the previous investment adviser in 1982 and began investment experience in 1970; and Jonathan F. Stone,
                                               CFA: undergraduate degree from Brown University and M.B.A.
                                               Harvard University; joined the previous investment adviser in
                                               1997, began investment experience in 1990.

ALL PRO BROAD EQUITY   Reams                   Reams' following investment professionals have served as
AND SMALL CAP VALUE                            portfolio managers to the All Pro Small Cap Value Portfolio
PORTFOLIOS                                     since December 1999 and to the All Pro Broad Equity Portfolio
                                               since January 27, 2001: David R. Milroy: B.B.A. and M.S.,
                                               University of Wisconsin; joined Reams in 1990 and began
                                               investment experience in 1986; Fred W. Reams: B.A. and M.A.,
                                               Western Michigan University; joined Reams in 1981, and began investment experience in 1967.

ALL PRO SMALL CAP      Sterling                Sterling's following investment professionals have served as
VALUE PORTFOLIO                                portfolio managers to the All Pro Small Cap Value Portfolio since February 2000: Brian R. Walton, CFA: B.S., Indiana
                                               University; M.B.A., University of NC-Chapel Hill; joined
                                               Sterling in 1995; and Eduardo A. Brea, CFA: B.S. University of
                                               Florida; M.B.A., University of South Florida; joined Sterling in
                                                                                                            1995.

EQUITY 500 INDEX       SSgA                    Anne B. Eisenberg manages the Equity 500 Index Portfolio. Ms.
PORTFOLIO                                      Eisenberg is a Principal of SSgA and a Senior Portfolio Manager
                                               within the Global Structured Products Group. She joined SSgA in 1982 and has over sixteen years of experience managing index funds. In addition, she acts as the Transition Management liaison between the Global Structures Products Group and State Street
                                               Brokerage Services, Inc.

INTERNATIONAL          TBC                     Sandor Cseh, Senior Vice President and Co-Director of
PORTFOLIO                                      International Equities of TBC, and D. Kirk Henry, Senior Vice
                                               President of TBC and Co-Director of International Equities of
                                               TBC, have been the co-managers for the International Portfolio since 1991. Mr. Cseh has over 30 years experience in investment management. Mr. Henry has over 20 years experience in
                                               investment management.

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                                       62

MID CAP GROWTH         T. Rowe Price           The Mid Cap Growth Portfolio is managed by an investment
PORTFOLIO                                      advisory committee chaired by Brian W. H. Berghuis, Managing
                                               Director. Mr. Berghuis and Mr. John Wakeman have been the
                                               lead portfolio managers of the Portfolio since January 27, 2001.
                                               Mr. Berghuis is a Chartered Financial Analyst, and has been with
                                               T. Rowe Price since 1985. Mr. Wakeman has been with T. Rowe
                                               Price since 1989.

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                                       63
BALANCED               ALGER MANAGEMENT        DAN C. CHUNG, CFA AND ALISON BARBI, CFA ARE THE individuals
PORTFOLIO                                      responsible for the day-to-day management of portfolio
                                               investments and have served as co-managers of the Balanced
                                               Portfolio since September 2001. Mr. Chung has been employed by Alger Management since 1994. He served as a Vice President and analyst from 1996 to 1999, as a Senior Vice President and senior analyst until 2000, as an Executive Vice President and portfolio manager since 2000, and as Chief Investment Officer since September 2001. Ms. Barbi has been employed by Alger
                                               Management since September 2001 as a Senior Vice President and portfolio manager, prior to which she was a Vice President and securities trader at NationsBanc Montgomery Securities LLC from 1990 until 1998, and a private investor since 1998.

BOND PORTFOLIO         Western Asset           Western Asset's following investment professionals have served as portfolio managers to the Bond Portfolio since January 27,
                                               2001: S. Kenneth Leech: B.A. University of Pennsylvania;
                                               M.B.A. Wharton School; serves as Chief Investment Officer, joined Western Asset in 1990; and Stephen A. Walsh, B.S.,
                                               University of Colorado at Boulder; serves as Deputy Chief
                                               Investment Officer, joined Western Asset in 1991.

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                                       64

                        DESCRIPTION OF THE FUND'S SHARES

GENERAL

The Fund issues a separate class of shares of beneficial interest for each Portfolio. The Fund may establish additional portfolios in the future and additional classes of shares for the existing or new portfolios.

Based on current federal securities law requirements, the Fund expects that its insurance company shareholders will offer owners of their variable life insurance contracts and variable annuity contracts the opportunity to instruct the shareholders as to how to vote shares allocable to their contracts regarding certain matters, such as the election of trustees and, absent exemptive relief from the requirements of Section 15 of the 1940 Act, the approval of investment advisory agreements. The Fund currently has Section 15 exemptive relief for the All Pro Portfolios and other Portfolios, subject to certain conditions. Fund shares not attributable to variable life insurance or annuity contracts, or for which no timely instructions are received by insurance company shareholders, generally are voted by each insurance company in the same proportion as the voting instructions that are received by that company for all contracts of the company participating in each Portfolio. The voting instructions received from contract holders may be disregarded in certain circumstances that are described in the prospectuses for the variable contracts.

DETERMINATION  OF  NET  ASSET  VALUE

Each Portfolio's net asset value per share (except the Money Market Portfolio) is normally determined once daily as of the close of regular trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Time, on each day when the New York Stock Exchange is open for business. The Money Market Portfolio's net asset value normally is determined once daily on each day that both the New York Stock Exchange and the Federal Reserve Bank of Philadelphia are open for business. The New York Stock Exchange and the Federal Reserve Bank of Philadelphia are each scheduled to be open Monday through Friday throughout the year, except for certain respective federal bank or national and other holidays. Each Portfolio's net asset value is computed by dividing the sum of the value of the portfolio securities, cash, and other assets, minus all liabilities, by the total number of outstanding shares of the Portfolio.

The value of each Portfolio's securities and assets, except those of the Money Market Portfolio and certain short-term debt securities held by other
Portfolios, is determined on the basis of their market values. All of the securities and assets of the Money Market Portfolio and short-term debt securities having remaining maturities of sixty days or less held by other Portfolios are valued by the amortized-cost method, which approximates market value. Investments for which market quotations are not readily available are valued at their fair value as determined in good faith by, or under authority delegated by, the Fund's Board. A Portfolio may invest in securities primarily listed on foreign exchanges that trade on days when the Portfolio does not price its shares. Therefore, the net asset value of the Portfolio's shares may change on days when shareholders may not be able to redeem Portfolio shares. See
"Determination  of  Net  Asset  Value"  in  the  SAI.

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                                       65

OFFER,  PURCHASE,  AND  REDEMPTION  OF  SHARES

Shares of the Fund are not available directly to the public. Currently, shares of the Fund are sold, without sales charge, at each Portfolio's net asset value per share, only to variable life insurance and variable annuity separate accounts ("separate accounts") of Provident Mutual Life Insurance Company ("Provident Mutual") and Providentmutual Life and Annuity Company of America ("PLACA"), and to variable life insurance and annuity separate accounts of certain other insurance companies. In the future, the Fund may offer shares of one or more of the Portfolios (including new portfolios that might be added to the Fund) to other separate accounts of Provident Mutual, PLACA, or other insurance companies to support variable life insurance policies or variable annuity contracts, or shares also may be sold to other insurance company separate accounts to fund variable life insurance policies and variable annuity contracts. In the future, shares of certain other portfolios may be sold to retail customers but, in that event, would not be sold to insurance company separate accounts to support variable life insurance contracts and variable annuity contracts. Each Portfolio's price per share is based on the next daily calculation of net asset value after an order is received.

Shares of certain Portfolios are sold in a continuous offering and are authorized to be offered to insurance company separate accounts to support variable life insurance and variable annuity contracts. Net premiums or net purchase payments under a contract are placed in one or more subaccounts of a separate account, and the assets of each separate account are invested in the shares of the Portfolio corresponding to that subaccount. A separate account purchases and redeems shares of the Portfolios for its subaccounts at net asset value without sales or redemption charges.

On each day that a Portfolio's net asset value is calculated, a separate account transmits to the Fund any orders to purchase or redeem shares of the Portfolio based on the premiums, purchase payments, redemption (surrender) requests, and transfer requests from contract owners, annuitants, and beneficiaries that have been processed on that day. A separate account purchases and redeems shares of each Portfolio at the Portfolio's net asset value per share calculated as of the same day, although these purchases and redemptions may be executed the next morning. Money received by the Fund from a separate account for the purchase of shares of the International Portfolio may not be invested by that Portfolio until the day following the execution of the purchases.

The Fund reserves the right to refuse to sell shares to the separate accounts for any reason, particularly if the Fund determines that a Portfolio would be unable to invest the money effectively in accordance with that Portfolio's investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading by the account, or other factors. Fund shares are offered primarily as long-term investments and are not intended as short-term investments. Short-term trading practices, such as "marketing-timing," where shares of one Portfolio are redeemed shortly after being acquired in order to acquire shares of another Portfolio, are often harmful to a Portfolio and long-term investors in the Portfolio. Therefore, in circumstances where the Fund determines that the sale of additional shares of a Portfolio to support particular variable contracts would be harmful to the Portfolio or investors in the Portfolio, the Fund may refuse to sell such shares to support such contracts.

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                                       66

Please refer to the separate prospectus for each separate account and its related contract for a more detailed description of the procedures whereby a contract owner, annuitant, or beneficiary may allocate his or her interest in a separate account to a subaccount using the shares of one of the Portfolios as an underlying investment medium.

DIVIDENDS,  DISTRIBUTIONS,  AND  TAXES

The Fund intends that each Portfolio will continue to qualify as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), and will meet certain diversification requirements applicable to mutual funds underlying variable insurance products. For a discussion regarding what it means to qualify as a RIC and a general discussion concerning some of the possible tax consequences associated with the operation of the Fund, please refer to the section entitled "Federal Tax Status of the Portfolios" in the SAI.

Shares of the current Portfolios are offered only to insurance company separate accounts. Under the Code, no tax is imposed on an insurance company with respect to income or gain of a qualifying separate account to the extent such income or gain is attributable to assets held in the separate account for the benefit of eligible variable life insurance or variable annuity contracts. Accordingly, no gain or loss should be recognized on account of ordinary income or capital-gain distributions to the Fund's insurance company shareholders or upon the sale or redemption of shares of the Portfolios, in each case to the extent the shares of the Portfolios are held on behalf of eligible variable insurance products. Please refer to the appropriate tax disclosure in the respective prospectuses for a separate account and its related contract for more information on the taxation of life insurance companies and their separate accounts, as well as the tax treatment of variable life insurance and variable annuity contracts and the holders thereof.

For more information about the tax status of the Fund, see "Federal Tax Status of the Portfolios" in the SAI.

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                                       67

                   APPENDIX A - TERMS USED IN THIS PROSPECTUS

ADVISER:  Any  of  the  investment  adviser  and  subadvisers to the Portfolios.

A non-discretionary investment management consultant, Wilshire Associates Incorporated ("Wilshire"), assists Market Street Investment Management Company ("MSIM") in identifying and evaluating investment subadvisers to the All Pro
Portfolios  and  the  Mid  Cap  Growth  and  Bond  Portfolios.

EQUITY SECURITIES: Equity securities include common stock, preferred stock, securities convertible or exchangeable into common stock, including convertible debt securities, convertible preferred stock and warrants or rights to acquire common stock.

FOREIGN ISSUERS: (1) Companies organized outside the United States, (2) companies whose securities are principally traded outside of the United States, and (3) foreign governments and agencies or instrumentalities of foreign governments.

INVESTMENT-GRADE SECURITIES: Securities rated, at the time of purchase, "investment grade" by a nationally-recognized statistical rating organization ("Rating Agency") (e.g. "Baa3" or higher by Moody's Investors Service ("Moody's") or "BBB-" or higher by Standard & Poor's ("S&P")) or unrated securities that the Adviser or a subadviser determines to be of comparable quality. (See Appendix A to the SAI for an explanation of ratings.)

NON-U.S. DOLLAR SECURITIES: Securities denominated or quoted in a foreign currency.

PRIMARILY: Where the description of a Portfolio indicates that it invests primarily in certain types of securities, this means that, under normal circumstances, it invests at least 80% of its total assets in such securities.

SAI: The Fund's statement of additional information, or SAI, contains additional information about the Fund and the Portfolios and has been filed with the Securities and Exchange Commission. Investors may obtain a free copy of the SAI by contacting the Fund at the toll-free number or address shown on the back cover page of this prospectus.

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                                       68

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                                       69

                        APPENDIX B - FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each Portfolio's financial performance for the past 5 years or since commencement of operations, as applicable. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). Information for each fiscal period has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the Fund's financial statements, are attached to the SAI, which is available upon request.

                                                 ALL  PRO  BROAD  EQUITY  PORTFOLIO(1)
                                                      (FORMERLY,  GROWTH  PORTFOLIO)
                                                              (FOR  PERIODS)
----------------------------------------------------------------------------------------------------
                                         01/01/01    01/01/00    01/01/99    01/01/98     01/01/97
                                            TO          TO          TO          TO           TO
                                         12/31/01    12/31/00    12/31/99    12/31/98   12/31/97(2)
                                        ----------  ----------  ----------  ----------  ------------
Net asset value, beginning of period .  $   19.18   $   18.94   $   18.82   $   19.46   $     18.10
                                        ----------  ----------  ----------  ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income. . . . . . . .       0.12        0.28        0.27        0.27          0.35
  Net realized and unrealized gain
     (loss) on investments . . . . . .       2.38        1.42        0.28        1.97          3.49
                                        ----------  ----------  ----------  ----------  ------------
     Total from investment operations.      (2.26)       1.70        0.55        2.24          3.84
                                        ----------  ----------  ----------  ----------  ------------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net
     investment income . . . . . . . .      (0.28)      (0.27)      (0.06)      (0.29)        (0.38)
  Dividends to shareholders from net
     capital gains . . . . . . . . . .      (1.70)      (1.19)      (0.37)      (2.59)        (2.10)
                                        ----------  ----------  ----------  ----------  ------------
     Total distributions . . . . . . .      (1.98)      (1.46)      (0.43)      (2.88)        (2.48)
                                        ----------  ----------  ----------  ----------  ------------
Net asset value, end of period . . . .  $   14.94   $   19.18   $   18.94   $   18.82   $     19.46
                                        ==========  ==========  ==========  ==========  ============
     Total Returns . . . . . . . . . .    (12.84)%       9.64%       2.98%      13.70%        24.32%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000) . .    209,261     256,660     302,262     315,299       267,389
  Ratios of expenses to average net
     assets (annualized)(3). . . . . .       0.87%       0.48%       0.48%       0.46%         0.43%
  Ratios of net investment income to
     average net assets (annualized) .       0.79%       1.32%       1.35%       1.53%         2.01%
  Portfolio turnover rate. . . . . . .        140%         39%         46%         30%          108%

(1) Effective January 27, 2001, the "Growth Portfolio" was renamed the "All Pro Broad Equity Portfolio" and the investment adviser was changed from Sentinel Advisors Company to Market Street Investment Management Company.

(2) On May 1, 1997, the investment adviser was changed from Newbold's Asset Management, Inc. to Sentinel Advisors Company.

(3) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 1.00%,
     0.48%,  0.48%,  0.47%,  and  0.43%,  respectively.

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                                       70

                                                              ALL  PRO  LARGE  CAP
                                                                GROWTH  PORTFOLIO
                                                                  (FOR  PERIODS)
--------------------------------------------------------------------------------------------------
                                                   01/01/01    01/01/00    01/01/99   05/04/98(1)
                                                      TO          TO          TO           TO
                                                   12/31/01    12/31/00    12/31/99     12/31/98
                                                  ----------  ----------  ----------  ------------
Net asset value, beginning of period . . . . . .  $   11.50   $   14.77   $   11.77   $     10.00
                                                  ----------  ----------  ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss) . . . . . . . . .      (0.01)       0.01       (0.01)         0.00
  Net realized and unrealized gain (loss) on
     investments . . . . . . . . . . . . . . . .      (2.48)      (2.70)       3.01          1.77
                                                  ----------  ----------  ----------  ------------
     Total from investment operations. . . . . .      (2.49)      (2.69)       3.00          1.77
                                                  ----------  ----------  ----------  ------------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net investment
     income. . . . . . . . . . . . . . . . . . .      (0.01)      (0.00)      (0.00)        (0.00)
  Dividends to shareholders from net capital
     gains . . . . . . . . . . . . . . . . . . .      (0.00)      (0.58)      (0.00)        (0.00)
                                                  ----------  ----------  ----------  ------------
     Total distributions . . . . . . . . . . . .      (0.01)      (0.58)      (0.00)        (0.00)
                                                  ----------  ----------  ----------  ------------
Net asset value, end of period . . . . . . . . .  $    9.00   $   11.50   $   14.77   $     11.77
                                                  ==========  ==========  ==========  ============
     Total returns . . . . . . . . . . . . . . .    (21.70)%    (19.00)%      25.52%     17.70%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000) . . . . . . .     39,651      45,408      37,961        14,307
  Ratios of expenses to average net assets
     (annualized)(3) . . . . . . . . . . . . . .       0.90%       0.87%       0.89%         0.90%
  Ratios of net investment income to average
     net assets (annualized) . . . . . . . . . .     (0.10)%       0.05%     (0.09)%         0.04%
  Portfolio turnover . . . . . . . . . . . . . .        105%        109%         83%           64%

(1)  Commencement  of  operations.

(2)  Total  returns  for  periods  less  than  one  year  are  not  annualized.

(3) Expense ratio before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, and 1999 and the period ended December 31, 1998 were as follows: 1.04%, 0.87%, 0.89%, and 0.92% (annualized), respectively.

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                                       71

                                                             ALL  PRO  LARGE  CAP
                                                               VALUE  PORTFOLIO
                                                                (FOR  PERIODS)
--------------------------------------------------------------------------------------------------
                                                   01/01/01    01/01/00    01/01/99   05/04/98(1)
                                                      TO          TO          TO           TO
                                                   12/31/01    12/31/00    12/31/99     12/31/98
                                                  ----------  ----------  ----------  ------------
Net asset value, beginning of period . . . . . .  $   10.06   $    9.98   $    9.90   $     10.00
                                                  ----------  ----------  ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss) . . . . . . . . .       0.11        0.10        0.09          0.07
  Net realized and unrealized gain (loss) on
     investments . . . . . . . . . . . . . . . .      (0.19)       0.07        0.06         (0.17)
                                                  ----------  ----------  ----------  ------------
     Total from investment operations. . . . . .      (0.08)       0.17        0.15         (0.10)
                                                  ----------  ----------  ----------  ------------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net investment
     income. . . . . . . . . . . . . . . . . . .      (0.10)      (0.09)      (0.07)        (0.00)
  Dividends to shareholders from net capital
     gains . . . . . . . . . . . . . . . . . . .      (0.00)      (0.00)      (0.00)        (0.00)
                                                  ----------  ----------  ----------  ------------
     Total distributions . . . . . . . . . . . .      (0.10)      (0.09)      (0.07)        (0.00)
                                                  ----------  ----------  ----------  ------------
Net asset value, end of period . . . . . . . . .  $    9.88   $   10.06   $    9.98   $      9.90
                                                  ==========  ==========  ==========  ============
     Total returns . . . . . . . . . . . . . . .     (0.74)%       1.75%       1.49%    (1.00)%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000) . . . . . . .     38,542      28,630      24,319        15,616
  Ratios of expenses to average net assets
     (annualized)(3) . . . . . . . . . . . . . .       0.90%       0.92%       0.91%         0.95%
  Ratios of net investment income to average
     net assets (annualized) . . . . . . . . . .       1.30%       1.17%       1.07%         1.31%
  Portfolio turnover . . . . . . . . . . . . . .         50%         84%         64%           39%

(1)  Commencement  of  operations.

(2)  Total  returns  for  periods  less  than  one  year  are  not  annualized.

(3) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, and 1999 and the period ended December 31, 1998 were as follows: 1.04%, 0.92%, 0.91%, and 0.97% (annualized), respectively.

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                                       72

                                                           ALL  PRO  SMALL  CAP
                                                             GROWTH  PORTFOLIO
                                                               (FOR  PERIODS)
-----------------------------------------------------------------------------------------------
                                                01/01/01    01/01/00    01/01/99   05/04/98(1)
                                                   TO          TO          TO           TO
                                                12/31/01    12/31/00    12/31/99     12/31/98
                                               ----------  ----------  ----------  ------------
Net asset value, beginning of period. . . . .  $   14.38   $   18.83   $    9.80   $     10.00
                                               ----------  ----------  ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss). . . . . . . .      (0.09)      (0.05)      (0.04)        (0.01)
  Net realized and unrealized gain (loss) on
     investments. . . . . . . . . . . . . . .      (2.20)      (3.77)       9.07         (0.19)
                                               ----------  ----------  ----------  ------------
     Total from investment operations . . . .      (2.29)      (3.82)       9.03         (0.20)
                                               ----------  ----------  ----------  ------------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net
     investment income. . . . . . . . . . . .      (0.00)      (0.00)      (0.00)        (0.00)
  Dividends to shareholders from net capital
     gains. . . . . . . . . . . . . . . . . .      (0.00)      (0.63)      (0.00)        (0.00)
                                               ----------  ----------  ----------  ------------
     Total distributions. . . . . . . . . . .      (0.00)      (0.63)      (0.00)        (0.00)
                                               ----------  ----------  ----------  ------------
Net asset value, end of period. . . . . . . .  $   12.09   $   14.38   $   18.83   $      9.80
                                               ==========  ==========  ==========  ============
     Total returns. . . . . . . . . . . . . .    (15.92)%    (21.15)%      92.14%    (2.00)%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000). . . . . .     53,269      62,120      45,200         9,685
  Ratios of expenses to average net assets
     (annualized)(3). . . . . . . . . . . . .       1.10%       1.07%       1.11%         1.24%
  Ratios of net investment income to average
     net assets (annualized). . . . . . . . .     (0.65)%     (0.58)%     (0.57)%       (0.14)%
  Portfolio turnover. . . . . . . . . . . . .        210%        141%        114%           82%

(1)  Commencement  of  operations.

(2)  Total  returns  for  periods  less  than  one  year  are  not  annualized.

(3) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, and 1999 and the period ended December 31, 1998 were as follows: 1.24%, 1.07%, 1.11%, and 1.25% (annualized), respectively.

--------------------------------------------------------------------------------
                                       73

                                                           ALL  PRO  SMALL  CAP
                                                             VALUE  PORTFOLIO
                                                              (FOR  PERIODS)
-----------------------------------------------------------------------------------------------
                                                01/01/01    01/01/00    01/01/99   05/04/98(1)
                                                   TO          TO          TO           TO
                                                12/31/01    12/31/00    12/31/99     12/31/98
                                               ----------  ----------  ----------  ------------
Net asset value, beginning of period. . . . .  $    9.12   $    7.57   $    8.25   $     10.00
                                               ----------  ----------  ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss). . . . . . . .       0.04        0.06        0.02          0.02
  Net realized and unrealized gain (loss) on
     investments. . . . . . . . . . . . . . .       1.12        1.51       (0.68)        (1.77)
                                               ----------  ----------  ----------  ------------
     Total from investment operations . . . .       1.16        1.57       (0.66)        (1.75)
                                               ----------  ----------  ----------  ------------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net
     investment income. . . . . . . . . . . .      (0.06)      (0.02)      (0.02)        (0.00)
  Dividends to shareholders from net capital
     gains. . . . . . . . . . . . . . . . . .      (0.00)      (0.00)      (0.00)        (0.00)
                                               ----------  ----------  ----------  ------------
     Total distributions. . . . . . . . . . .      (0.06)      (0.02)      (0.02)        (0.00)
                                               ----------  ----------  ----------  ------------
Net asset value, end of period. . . . . . . .  $   10.22   $    9.12   $    7.57   $      8.25
                                               ==========  ==========  ==========  ============
     Total returns. . . . . . . . . . . . . .      12.80%      20.88%     (8.05)%   (17.50)%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000). . . . . .     39,920      22,152      11,300         8,073
  Ratios of expenses to average net assets
     (annualized)(3). . . . . . . . . . . . .       1.10%       1.14%       1.20%         1.28%
  Ratios of net investment income to average
     net assets (annualized). . . . . . . . .       0.46%       0.90%       0.39%         0.48%
  Portfolio turnover. . . . . . . . . . . . .         57%        117%        114%           38%

(1)  Commencement  of  operations.

(2)  Total  returns  for  periods  less  than  one  year  are  not  annualized.

(3) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, and 1999 and the period ended December 31, 1998 were as follows: 1.25%, 1.14%, 1.21%, and 1.36% (annualized), respectively.

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                                       74

                                                                  EQUITY  500
                                                               INDEX  PORTFOLIO
                                                                (FOR  PERIODS)
----------------------------------------------------------------------------------
                                                           01/01/01   02/07/00(1)
                                                              TO           TO
                                                           12/31/01     12/31/00
                                                          ----------  ------------
Net asset value, beginning of period . . . . . . . . . .  $    9.36   $     10.00
                                                          ----------  ------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income. . . . . . . . . . . . . . . . . .       0.09          0.09
Net realized and unrealized gain (loss) on investments .      (1.22)        (0.73)
                                                          ----------  ------------
     Total from investment operations. . . . . . . . . .      (1.13)        (0.64)
                                                          ----------  ------------
LESS DISTRIBUTIONS:
Dividends to shareholders from net investment income . .      (0.09)        (0.00)
Dividends to shareholders from net capital gains . . . .      (0.02)        (0.00)
                                                          ----------  ------------
     Total distributions . . . . . . . . . . . . . . . .      (0.11)        (0.00)
                                                          ----------  ------------
Net asset value, end of period . . . . . . . . . . . . .  $    8.12   $      9.36
                                                          ----------  ------------
     Total returns . . . . . . . . . . . . . . . . . . .    (12.24)%    (6.40)%(2)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period $(000) . . . . . . . . . . . .    324,915       366,338
Ratios of expenses to average net assets (annualized)(3)       0.28%         0.28%
Ratios of net investment income to average net assets
  (annualized) . . . . . . . . . . . . . . . . . . . . .       1.06%         0.99%
Portfolio turnover . . . . . . . . . . . . . . . . . . .          6%            5%

(1)  Commencement  of  Operations.

(2)  Total  returns  for  periods  less  than  one  year  are  not  annualized.

(3) Expense ratio before reimbursement of expense by an affiliated insurance company for the periods ended December 31, 2001 and 2000 were 0.53% and 0.40% (annualized).

--------------------------------------------------------------------------------
                                       75

                                                      INTERNATIONAL  PORTFOLIO
                                                           (FOR  PERIODS)
-------------------------------------------------------------------------------------------------

                                        01/01/01    01/01/00    01/01/99    01/01/98    01/01/97
                                           TO          TO          TO          TO          TO
                                        12/31/01    12/31/00    12/31/99    12/31/98    12/31/97
                                       ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of period.  $   14.14   $   16.68   $   13.85   $   13.61   $   13.41
                                       ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income . . . . . . .       0.12        0.17        0.19        0.15        0.11
  Net realized and unrealized gain
     (loss) on investments. . . . . .      (1.67)      (0.61)       3.61        1.14        1.08
                                       ----------  ----------  ----------  ----------  ----------
     Total from investment
       operations . . . . . . . . . .      (1.55)      (0.44)       3.80        1.29        1.19
                                       ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net
     investment income. . . . . . . .      (0.17)      (0.19)      (0.16)      (0.10)      (0.11)
  Dividends to shareholders from net
     capital gains. . . . . . . . . .      (1.22)      (1.91)      (0.81)      (0.95)      (0.88)
                                       ----------  ----------  ----------  ----------  ----------
     Total distributions. . . . . . .      (1.39)      (2.10)      (0.97)      (1.05)      (0.99)
                                       ----------  ----------  ----------  ----------  ----------
Net asset value, end of period. . . .  $   11.20   $   14.14   $   16.68   $   13.85   $   13.61
                                       ==========  ==========  ==========  ==========  ==========
     Total Returns. . . . . . . . . .    (12.20)%     (2.75)%      29.33%      10.13%       9.66%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000). .     68,746      78,501      88,796      71,363      62,513
  Ratios of expenses to average net
     assets (annualized)(1) . . . . .       1.08%       0.95%       0.98%       1.00%       1.02%
  Ratios of net investment income to
     average net assets (annualized).       1.04%       1.33%       1.32%       1.18%       1.13%
  Portfolio turnover. . . . . . . . .         36%         37%         41%         37%         37%

(1) Expense ratios for the International Portfolio before reimbursement of expense by an affiliated insurance company for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 1.08%, 0.95%, 0.98%,
     1.00%,  and  1.02%,  respectively.

--------------------------------------------------------------------------------
                                       76

                                                   MID  CAP  GROWTH  PORTFOLIO(1)
                                             (FORMERLY,  AGGRESSIVE  GROWTH  PORTFOLIO)
                                                           (FOR  PERIODS)
------------------------------------------------------------------------------------------------
                                       01/01/01    01/01/00    01/01/99    01/01/98    01/01/97
                                          TO          TO          TO          TO          TO
                                       12/31/01    12/31/00    12/31/99    12/31/98    12/31/97
                                      ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of
  period . . . . . . . . . . . . . .  $   27.71   $   21.97   $   21.91   $   22.19   $   18.52
                                      ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income. . . . . . .      (0.07)       0.18        0.11        0.11        0.17
  Net realized and unrealized gain
     (loss) on investments . . . . .      (1.00)       7.48        2.89        1.50        3.72
                                      ----------  ----------  ----------  ----------  ----------
     Total from investment
       operations. . . . . . . . . .      (1.07)       7.66        3.00        1.61        3.89
                                      ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS:
  Dividends to shareholders from
     net investment income . . . . .      (0.18)      (0.11)      (0.11)      (0.18)      (0.18)
  Dividends to shareholders from
     net capital gains . . . . . . .      (6.45)      (1.81)      (2.83)      (1.71)      (0.04)
                                      ----------  ----------  ----------  ----------  ----------
     Total distributions . . . . . .      (6.63)      (1.92)      (2.94)      (1.89)      (0.22)
                                      ----------  ----------  ----------  ----------  ----------
Net asset value, end of period . . .  $   20.01   $   27.71   $   21.97   $   21.91   $   22.19
                                      ==========  ==========  ==========  ==========  ==========
     Total Returns . . . . . . . . .     (3.36)%      38.24%      15.96%       7.99%      21.21%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
     $(000). . . . . . . . . . . . .     98,214      98,969      62,513      56,495      48,574
  Ratios of expenses to average net
     assets (annualized)(2). . . . .       0.92%       0.53%       0.57%       0.61%       0.63%
  Ratios of net investment income
     to average net assets
     (annualized). . . . . . . . . .     (0.37)%       0.81%       0.59%       0.56%       0.95%
  Portfolio turnover rate. . . . . .        135%         68%         46%         41%         37%

(1) Effective January 27, 2001, the "Aggressive Growth Portfolio" was renamed the "Mid Cap Growth Portfolio" and the investment adviser was changed from Sentinel Advisors Company to Market Street Investment Management Company.

(2) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 1.01%,
     0.53%,  0.57%,  0.62%,  and  0.63%,  respectively.

--------------------------------------------------------------------------------
                                       77

                                                        BALANCED  PORTFOLIO(1)
                                                   (FORMERLY,  MANAGED  PORTFOLIO)
                                                           (FOR  PERIODS)
-----------------------------------------------------------------------------------------------
                                       01/01/01    01/01/00    01/01/99    01/01/98    01/01/97
                                          TO          TO          TO          TO          TO
                                       12/31/01    12/31/00    12/31/99    12/31/98    12/31/97
                                      ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of
  period . . . . . . . . . . . . . .  $   16.79   $   16.79   $   17.68   $   17.06   $   14.68
                                      ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income. . . . . . .       0.40        0.60        0.54        0.54        0.54
  Net realized and unrealized gain
     (loss) on investments . . . . .      (1.49)       0.75       (0.41)       1.45        2.49
                                      ----------  ----------  ----------  ----------  ----------
     Total from investment
       operations. . . . . . . . . .      (1.09)       1.35        0.13        1.99        3.03
                                      ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS:
  Dividends to shareholders from
     net investment income . . . . .      (0.60)      (0.54)      (0.13)      (0.55)      (0.53)
  Dividends to shareholders from
     net capital gains . . . . . . .      (0.85)      (0.81)      (0.89)      (0.82)      (0.12)
                                      ----------  ----------  ----------  ----------  ----------
     Total distributions . . . . . .      (1.45)      (1.35)      (1.02)      (1.37)      (0.65)
                                      ----------  ----------  ----------  ----------  ----------
Net asset value, end of period . . .  $   14.25   $   16.79   $   16.79   $   17.68   $   17.06
                                      ==========  ==========  ==========  ==========  ==========
     Total Returns . . . . . . . . .     (7.02)%       8.75%       0.75%      12.54%      21.23%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
     $(000). . . . . . . . . . . . .     68,994      71,521      73,986      67,805      56,068
  Ratios of expenses to average net
     assets (annualized)(2). . . . .       0.82%       0.57%       0.57%       0.57%       0.58%
  Ratios of net investment income
     to average net assets
     (annualized). . . . . . . . . .       2.82%       3.65%       3.25%       3.22%       3.47%
  Portfolio turnover rate. . . . . .        101%        157%        156%        203%         99%

(1) Effective January 27, 2001, the "Managed Portfolio" was renamed the "Balanced Portfolio" and the investment adviser was changed from Sentinel Advisors Company to Market Street Investment Management Company.

(2) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 0.82%,
     0.57%,  0.57%,  0.58%,  and  0.58%,  respectively.

--------------------------------------------------------------------------------
                                       78

                                                              BOND  PORTFOLIO(1)
                                                                (FOR  PERIODS)
-----------------------------------------------------------------------------------------------------
                                            01/01/01    01/01/00    01/01/99    01/01/98    01/01/97
                                               TO          TO          TO          TO          TO
                                            12/31/01    12/31/00    12/31/99    12/31/98    12/31/97
                                           ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of period. . .  $   10.92   $   10.58   $   11.22   $   10.98   $   10.67
                                           ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income . . . . . . . . .       0.50        0.68        0.62        0.63        0.64
  Net realized and unrealized gain (loss)
     on investments . . . . . . . . . . .       0.25        0.28       (0.99)       0.25        0.33
                                           ----------  ----------  ----------  ----------  ----------
     Total from investment operations . .       0.75        0.96       (0.37)       0.88        0.97
                                           ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS:
  Dividends to shareholders from net
     investment income. . . . . . . . . .      (0.68)      (0.62)      (0.15)      (0.64)      (0.66)
  Dividends to shareholders from net
     capital gains. . . . . . . . . . . .      (0.00)      (0.00)      (0.12)      (0.00)      (0.00)
                                           ----------  ----------  ----------  ----------  ----------
     Total distributions. . . . . . . . .      (0.68)      (0.62)      (0.27)      (0.64)      (0.66)
                                           ----------  ----------  ----------  ----------  ----------
Net asset value, end of period. . . . . .  $   10.99   $   10.92   $   10.58   $   11.22   $   10.98
                                           ==========  ==========  ==========  ==========  ==========
     Total Returns. . . . . . . . . . . .       7.40%       9.68%     (3.31)%     (8.22)%       9.50%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period $(000). . . .     53,359      38,982      38,182      36,846      23,350
  Ratios of expenses to average net
     assets (annualized)(2) . . . . . . .       0.67%       0.52%       0.52%       0.53%       0.57%
  Ratios of net investment income to
     average net assets (annualized). . .       5.37%       6.59%       6.19%       6.03%       6.24%
  Portfolio turnover. . . . . . . . . . .        641%        202%        202%        163%        105%

(1) Effective January 27, 2001, the Bond Portfolio's investment adviser was changed from Sentinel Advisors Company to Market Street Investment Management Company.

(2) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 0.69%,
     0.52%,  0.52%,  0.55%,  and  0.57%,  respectively.

--------------------------------------------------------------------------------
                                       79

                                                    MONEY  MARKET  PORTFOLIO(1)
                                                          (FOR  PERIODS)
-----------------------------------------------------------------------------------------------

                                      01/01/01    01/01/00    01/01/99    01/01/98    01/01/97
                                         TO          TO          TO          TO          TO
                                      12/31/01    12/31/00    12/31/99    12/31/98    12/31/97
                                     ----------  ----------  ----------  ----------  ----------
Net asset value, beginning of
  period. . . . . . . . . . . . . .  $    1.00   $    1.00   $    1.00   $    1.00   $    1.00
                                     ----------  ----------  ----------  ----------  ----------
INCOME FROM INVESTMENT
  OPERATIONS:
Net investment income . . . . . . .       0.04        0.06        0.05        0.05        0.05
                                     ----------  ----------  ----------  ----------  ----------
     Total from investment
       operations . . . . . . . . .       0.04        0.06        0.05        0.05        0.05
                                     ----------  ----------  ----------  ----------  ----------
LESS DISTRIBUTIONS:
Dividends to shareholders from net
  investment income . . . . . . . .      (0.04)      (0.06)      (0.05)      (0.05)      (0.05)
                                     ----------  ----------  ----------  ----------  ----------
     Total distributions. . . . . .      (0.04)      (0.06)      (0.05)      (0.05)      (0.05)
                                     ----------  ----------  ----------  ----------  ----------
Net asset value, end of period. . .  $    1.00   $    1.00   $    1.00   $    1.00   $    1.00
                                     ==========  ==========  ==========  ==========  ==========
     Total Returns. . . . . . . . .       3.64%       6.16%       4.91%       5.29%       5.33%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
  $(000). . . . . . . . . . . . . .    141,493     108,831     116,887      91,453      64,339
Ratios of expenses to average net
  assets (annualized)(3). . . . . .       0.50%       0.41%       0.40%       0.40%       0.39%
Ratios of net investment income to
  average net assets
  (annualized). . . . . . . . . . .       3.45%       5.98%       4.81%       5.15%       5.21%

(1) Effective January 27, 2001, the Money Market Portfolio's investment adviser was changed from Sentinel Advisors Company to Market Street Investment Management Company.

(2) On May 1, 1996 the investment adviser was changed from Providentmutual Investment Management Company to Sentinel Advisors Company.

(3) Expense ratios before reimbursement of expenses by an affiliated insurance company and expenses waived in 1998 by the administrator for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 were as follows: 0.53%,
     0.41%,  0.40%,  0.42%,  and  0.39%,  respectively.

--------------------------------------------------------------------------------
                                       80

82

                      ADDITIONAL INFORMATION ABOUT THE FUND

ANNUAL/SEMI-ANNUAL  REPORTS  TO  SHAREHOLDERS:

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

STATEMENT  OF  ADDITIONAL  INFORMATION  ("SAI"):

The SAI, which contains additional information about the Fund, has been filed with the SEC and is incorporated herein by reference. Information about the Fund (including the SAI) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports and other information about the Fund are available on the SEC's Internet site at http://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C. 20549-6009.

A free copy of the Fund's SAI and annual and semi-annual reports may be obtained and further inquiries can be made by calling the Fund at 1-800-688-5177 or by writing to the Fund at 300 Continental Drive, Newark, Delaware 19713.

Investment  Company  Act  File  No.:  811-4350


--------------------------------------------------------------------------------